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                                                                   EXHIBIT 10.40


                    AGREEMENT OF PURCHASE AND SALE OF ASSETS

         THIS AGREEMENT OF PURCHASE AND SALE OF ASSETS (the "Agreement") is made effective as of February 29, 1996 by and between STRATEGIC ADVANTAGE SOFTWARE CORPORATION, a Wisconsin corporation (the "Buyer"), and PLATINUM SOFTWARE CORPORATION, a Delaware corporation ("Platinum"), CYPHER BUSINESS SYSTEMS, LTD., a corporation organized under the laws of England and Wales ("Cypher") and SLATERSHELFCO 173 LIMITED, a corporation organized under the laws of England and Wales ("Slatershelfco") (collectively, the "Seller").

                               W I T N E S S E T H

         WHEREAS, Seller is engaged in the business of developing, marketing and distributing a variety of financial and accounting software products; and

         WHEREAS, Seller desires to divest certain assets, operations and business associated with its Distribution Software Division (the "Business"), including without limitation the distribution software product originally developed by the Business (the "Distribution Product"); and

         WHEREAS, subject to the terms and conditions of this Agreement, Buyer desires to purchase and Seller desires to sell and transfer to Buyer, the Distribution Product and certain assets related to the Business as described herein.

         NOW, THEREFORE, in consideration of the terms, covenants, and conditions hereinafter set forth, the parties hereto hereby agree as follows:

                  1.        Purchase and Sale of Assets.

                  1.1 Purchased Assets. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, convey, assign, transfer, set over and deliver to Buyer, and Buyer agrees to purchase and accept from Seller certain of the assets of Seller related to the Business, whether tangible, intangible, real, personal or mixed, and wherever located (hereinafter sometimes collectively referred to as the "Purchased Assets"), which are more particularly described as set forth below and in the schedules to this Agreement. The Purchased Assets shall be free and clear of all liens, encumbrances, liabilities, obligations, claims, security interests or rights of third parties except as otherwise specifically provided herein and shall consist of the following:

                             (a)      exclusive title and all rights to the
intellectual property relating to the Distribution Product, including all source code, object code, work-in-progress and developments with respect thereto;

                             (b)      trade names, trademarks, service marks and
copyrights (including registrations, licenses and applications pertaining thereto) identified on Schedule 1.1(b) hereto, together with all goodwill associated therewith (the "Trademarks and Copyrights") (jointly, with the items described in (a) above, the "Intellectual Property Rights");
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                             (c)      all remaining equipment, Sybase license,
other licensed software and other tangible assets as specified in Schedule 1.1(c) (collectively, the "Tangible Assets"); and

                             (d)      all marketing data, promotional materials,
artwork and supplies listed on Schedule 1.1(d) (collectively, the "Miscellaneous Assets").

                   2.        Purchase Price and Payment of Purchase Price.

                   2.1 Purchase Price; Payment. As consideration for the sale and transfer of the Purchased Assets (exclusive of the Tangible Assets specified on Schedule 1.1(c)) to Buyer, Buyer shall pay to Cypher the sum of One Million Five Hundred Thousand United States Dollars (US$1,500,000) (the "Purchase Price"). In payment of the Purchase Price, Buyer shall deliver to Cypher at the Physical Closing two promissory notes in aggregate principal amount of US$1,500,000 (the "Royalty Payment"). The Royalty Payment shall be due and payable from time to time pursuant to Section 2.2 below and shall be evidenced by promissory notes (collectively the "Royalty Notes"),one of which shall be substantially in the form attached hereto as Exhibit A-1 ("Royalty Note-No. 1") and the other of which shall be substantially in the form attached hereto as Exhibit A-2 ("Royalty Note-No. 2"). The obligation of Buyer under the Royalty Notes shall be secured by a security interest on all of the assets of Buyer as set forth in the security agreement attached hereto as Exhibit B.

                    2.2       Payment of Royalties; Royalty Notes.

                              (a)      Buyer shall pay the principal amount due
under the Royalty Note- No. 1 as set forth herein. Royalty Note-No.1 shall not bear interest except in the event of default as specified therein. Buyer shall pay to Cypher five percent (5%) of Buyer's Net Revenues (as defined below) from the licensing of the Distribution Product (or future versions, updates, improvements and enhancements, including versions using different databases) from the date of Physical Closing until the earlier of the tenth (10th) anniversary of the Physical Closing or such time as the aggregate amount paid under this paragraph 2.2(a) shall equal One Million United States Dollars (US$1,000,000). In the event that the aggregate payments under Royalty Note-No. 1 do not total US$1,000,000 as of the tenth (10th) anniversary of the Physical Closing, the difference between US$1,000,000 and the total paid shall be due and payable within sixty (60) days after the tenth (10th) anniversary date. If necessary, Seller, in its sole discretion, may allow Buyer an extension of time to pay such amount provided that such obligation shall be documented by a promissory note on such terms and conditions as shall be reasonably agreed to by the parties at the time specifically including, however, a term of Buyer's choosing, but not more than three (3) years, and interest payable at the prime rate as quoted by Platinum's primary bank plus two percent (2%).

                                 (b)      Additionally, Buyer shall pay the
principal due under Royalty Note-No. 2 as set forth herein. Royalty Note-No. 2 shall not bear interest except in the event of default as specified therein. Buyer shall pay to Cypher five percent (5%) of Buyer's Net Revenues from the licensing of the Distribution Product from the tenth (10th) anniversary through the twentieth (20th) anniversary of the Physical Closing. Payments under this Royalty Note-No. 2 are to be made under this paragraph 2.2(b) until either the aggregate amount of the royalties paid by Buyer to Cypher under this paragraph equals Five Hundred Thousand Dollars (US$500,000) or until the twentieth (20th) anniversary of the Physical Closing. In the event that the aggregate payments under Royalty Note-No. 2 do not equal US$500,000 as of the twentieth (20th) anniversary of the Physical Closing, any remaining principal balance shall be excused and forgiven.



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                              (c)      Following the Closing, Buyer shall use
its commercially reasonable efforts to sell, license or otherwise commercially exploit the Distribution Product. Buyer agrees that such transactions entered into by Buyer following the Closing will be in good faith and will not be structured for the purpose of minimizing or avoiding the payment of royalties to Seller hereunder.

                              (d)      "Net Revenues" shall mean, for any
calendar month, all revenues from the licensing of the Distribution Product (and future versions thereof, updates, improvements or enhancements, including versions using different databases). Net revenues shall be net of shipping costs, sales/use/VAT taxes, credits for returns, rebates and dealer or OEM discounts allowed. In the event the Distribution Product is licensed by Buyer as part of a larger software license, Net Revenues shall be allocated on the relationship the license revenues specifically attributable to the Distribution Product bear to the overall license revenues, and if such larger software license includes unallocated product discounts or unallocated license fees, such discounts and license fees shall be allocated on the relationship the suggested retail price of the Distribution Product bears to the overall suggested retail price of all licensed software, unless an alternative method of allocation shall have been mutually agreed to. Under no circumstances will Buyer be required to report for royalty purposes net sales in excess of the proceeds actually received on such joint sales. Net Revenues shall be calculated each month and royalties shall be payable to Seller on a quarterly basis as described below.

                              (e)      So long as Buyer is required to pay
royalties hereunder, Buyer shall cause separate records to be maintained for the licensing of the Distribution Product. The royalties shall be paid within thirty
(30) days following the end of each calendar quarter; provided, however, that the first royalty payment under Royalty Note-No. 1 shall be due and payable thirty (30) days after the six (6) month anniversary of the first license sale of the Distribution Product (and future versions, updates, enhancements or improvements, including versions using different databases), such payment shall cover the entire period following the first license sale through the six (6) month anniversary. Within thirty (30) days following the end of each calendar quarter thereafter, Buyer shall deliver to Seller a written computation of Net Revenues in accordance with this Section 2.2, which shall set forth the method by which Net Revenues were computed and shall be certified as true and correct in all material respects by the principal financial officer of Buyer. If Seller does not agree with the determination of Net Revenues shown in Buyer's computation, then Seller shall notify Buyer in writing within ten (10) days after the receipt thereof, specifying with sufficient specificity the objections thereto, and the parties shall in good faith attempt to reach agreement thereon. If Buyer and Seller are unable to reach an agreement within thirty (30) days after Seller's notice, the determination of the proper amount of Net Revenues shall be submitted to an independent "big six" accounting firm, or such other accounting firm mutually agreed to by Buyer and Seller. Seller and Buyer shall split the costs of the accounting firm and if either party disagrees with the determination of the independent accounting firm the matter shall be submitted to arbitration in accordance with the arbitration provisions set forth in
Section 16.15 hereof; provided, however, that in the event that the amount of Net Revenues determined by the independent accounting firm exceeds by ten percent (10%) or more the amount of Net Revenues as calculated by Buyer, or is at least ten percent (10%) less than the amount of Net Revenues calculated by Seller, then the party whose calculation differs shall pay the full cost of the accounting firm making such determination. At the end of each calendar quarter, Buyer shall provide to Seller a forecast of revenues from the licensing of the Distribution Product for the subsequent quarter.

                              (f)      The Royalty Notes shall not be assignable
by Buyer except: (i) in the event of full settlement by Buyer or its assignee of the outstanding balance prior to or concurrent with such



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assignment; or (ii) with the prior written consent of Seller, which consent shall not be unreasonably withheld. In determining whether to approve any assignment request, Seller shall take into consideration the creditworthiness of the proposed assignee, the nature of the business of the proposed assignee and such other factors that a lender would ordinarily consider in a credit determination.

                    2.3 Tangible Asset Payment. As consideration for the sale and transfer of the Tangible Assets described on Schedule 1.1(c) to Buyer, Buyer shall pay to Cypher the net book value, as of February 29, 1996, thereof (the "Tangible Assets Purchase Price"). In payment of the Tangible Assets Purchase Price, Buyer shall deliver to Cypher a promissory note at the Tangible Assets Closing (as defined below) in the principal amount of the Tangible Assets Purchase Price in the form attached hereto as Exhibit C (the "Tangible Assets Note"). The Tangible Assets Note shall bear eight percent (8%) simple interest and shall be payable in sixty (60) equal consecutive monthly installments of principal and accrued interest on the first day of each calendar month commencing on the first day of the month following the six (6) month anniversary of the Tangible Assets Closing. There shall be no prepayment penalty. The obligation of the Buyer under the Tangible Assets Note shall be secured by a security interest on all of the assets of Buyer as set forth in the security agreement attached hereto as Exhibit B.

                    2.4 Allocation of Purchase Price. The Purchase Price of the Purchased Assets shall be allocated as set forth on Schedule 2.4 attached hereto. Buyer and Seller agree to execute any forms or notices required to effect such allocation pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), including but not limited to Form 8594 under the Code.

                    2.5 Rights of Offset. Each of Seller and Buyer shall have the right, in its reasonable discretion, to offset from time to time the amount of any payment due to the other party against the reciprocal obligation to receive any payment from such party which is past due and remains unpaid for a period of sixty (60) days following receipt of written notice thereof.

                    2.6 Financing Contingency. Should Buyer be unable to secure sufficient financing to allow it to generate royalty sales for the Distribution Product (or future versions, updates, improvements and enhancements, including versions using different databases) on or before June 30, 1998, then Buyer shall be required to return and convey title to the Distribution Product, in its improved state. Thereafter, Buyer shall have no further obligation under this Agreement.

         3. Assumption Only of Specified Liabilities, Obligations, Contracts and Agreements.


                    3.1 No Assumption of Liabilities Unless Expressly Assumed. Buyer shall not assume nor have any duty or obligation with respect to any liability, duty, obligation, contract, claim or agreement of any Seller.

                    3.2 Payment of Liabilities Not Assumed. Each of Sellers shall indemnify, defend and hold Buyer harmless from, in accordance with
Section 13 below, all of the liabilities, duties, contracts, agreements, claims and obligations of Seller.

                    3.3 Taxes. Buyer shall not be responsible for any "Taxes" related to any period before the Closing Date (as hereinafter defined) or the Tangible Assets Closing Date (as defined below) or arising from the purchase of the Purchased Assets. "Taxes" for purposes of this Agreement


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means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxed under Code Section59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kinds whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         4.         Closing.

                    4.1 Closing Date; Physical Closing. Provided that all conditions precedent set forth in this Agreement have been satisfied or waived, the closing of the transactions contemplated hereby (the "Closing") shall occur effective as of the close of business on February 29, 1996 (the "Closing Date"). The actual physical closing (the "Physical Closing") and the Closing deliveries specified below shall occur as soon as practicable thereafter, but in no event later than March 29, 1996, provided that all of the conditions set forth in this Agreement have been satisfied or waived. The Physical Closing shall be held at the offices of Seller, unless another place is mutually agreed upon by the parties.

                    4.2 Tangible Assets Closing. In regard to the Tangible Assets, Buyer and Seller shall mutually agree on the Tangible Assets and Miscellaneous Assets to be purchased by Buyer and the Tangible Assets Purchase Price. Upon such determination, Schedules 1.1(c) and 1.1(d) shall be amended to reflect such items. The actual closing in regard to the Tangible Assets (the "Tangible Assets Closing") shall occur as soon as practicable following the Physical Closing, but in no event later than April 15, 1996 (the "Tangible Assets Closing Date"). The Tangible Assets Closing shall be held at the offices of Platinum, unless another place is mutually agreed upon by the parties.

         5. Representations and Warranties of Seller. As a material inducement to Buyer to enter into this Agreement, Seller represents and warrants the following, the truth and accuracy of each of which shall also constitute a condition precedent to the obligations of Buyer hereunder:

                    5.1 Organization and Good Standing. Each of Sellers is duly incorporated and, except for a delinquency in U.K. Companies House filing, validly existing under the laws of the state or country of its incorporation. Each of Sellers has full corporate power and authority to carry on its business as it is now conducted. Each of Sellers is not in violation of its charter documents in any manner which would adversely affect the validity, binding nature or enforceability of its obligations under this Agreement or, following the Physical Closing, Buyer's title to the Purchased Assets.

                    5.2 Authority. Each of Sellers has all the necessary corporate power and authority to enter into this Agreement and the other documents and agreements contemplated to be entered into in connection with the Agreement (the "Transaction Documents"), to perform the obligations to be performed by it hereunder and to consummate the transactions contemplated hereby. The Transaction Documents have been duly authorized and approved by all necessary action on the part of each of Sellers, as applicable. The Transaction Documents have been duly executed and delivered by each of Sellers, as applicable, and constitute valid and binding obligations of each of Sellers, enforceable against each of Sellers in accordance with their respective terms, subject as to enforceability to any applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally or such principles of equity as a court of competent jurisdiction might apply.

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                    5.3       Approvals.  No consent, approval or agreement of
any person, entity, party, court or government is required to be obtained by Seller in connection with the execution and delivery of the Transaction Documents or the performance of the terms hereof or thereof or the consummation of the transactions provided for herein or therein.

                    5.4 Property of Seller. Seller owns and has the full and complete right to use all of the Purchased Assets tangible and intangible. Except as disclosed on Schedule 5.4, Seller warrants that it has, and at the Physical Closing or Tangible Assets Closing, as applicable, will convey and transfer to Buyer, good, complete and marketable title to all of the Purchased Assets, free and clear of restrictions or conditions to transfer or assignment, and free and clear of all defects of title, mortgages, liens, encumbrances, pledges, leases, licenses, equities, claims, charges, easements, rights of way, covenants, conditions, conditional sale contracts, security interests and restrictions, except for the lien of current taxes not yet due and payable which shall remain the obligation of Sellers. Other than the warranties, conditions, terms or representations specified in this Agreement and the related documents delivered pursuant to this Agreement, Seller makes no express or implied warranty, term, condition or representation regarding the Purchased Assets. THE PURCHASED ASSETS, INCLUDING THE DISTRIBUTION PRODUCT AND THE SOURCE CODE THEREOF, ARE BEING PURCHASED BY BUYER "AS IS" AND SELLER EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, CONDITIONS, TERMS OR REPRESENTATIONS OF MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE.

                    5.5 No Conflict. Neither the execution and delivery of, nor the consummation of the transactions contemplated by, this Agreement will conflict with or result in the breach of the terms, conditions and provisions of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the creation of a lien or encumbrance on any of the Purchased Assets pursuant to (A) the charter documents of each of Sellers, (B) any agreement, document or instrument to which any Seller is a party or by which any Seller is bound or (C) any judgment, decree, order, statute, injunction, rule or regulation applicable to any Seller or the Purchased Assets.

                    5.6 Litigation. Except as set forth in Schedule 5.6 hereto, there are (i) no actions, suits or proceedings pending or threatened against Seller, the Purchased Assets or the Business which, individually or in the aggregate, would have an adverse effect on any of the Purchased Assets or the transactions contemplated herein, whether at law or in equity, or before or by any court or governmental agency, authority or body or before any arbitrator of any kind, and (ii) to the best knowledge of each of Sellers, no investigations are being conducted which could lead to any such action, suit or proceeding.

                    5.7 Finder's Fees. Seller has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

                    5.8 Material Misstatements or Omissions. No representations or warranties of Seller contained in this Agreement or the schedules and exhibits hereto or in any document, statement or certificate furnished or to be furnished pursuant to this Agreement, contain, nor on the date of the Physical Closing or Tangible Assets Closing will contain an untrue statement of a material fact, or omit, nor on the date of the Physical Closing or Tangible Assets Closing will omit to state a material fact necessary to make the statements of fact herein or therein not misleading.


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                    5.9       Trademarks, Patents, etc.

                              (a)      Schedule 1.1(b) contains a complete list
of the Trademarks and Copyrights applicable to the Purchased Assets, including any jurisdictions in which each right has been issued or registered or in which any application for such issuance and/or registration has been filed. Seller owns and possesses the Intellectual Property with no known or suspected infringement of, or conflict with, the rights of others. Such ownership, possession or license is exclusive, assignable and not subject to termination without Seller's consent where the failure to be exclusive or not subject to termination without Seller's consent would have a material adverse effect on the rights of Seller, or Buyer upon transfer as provided herein, applicable to the Purchased Assets. Seller is not aware of any third party that is infringing or violating any of the Intellectual Property.

                              (b)      Seller is not aware of any unauthorized
use, disclosure, infringement or misappropriation of any Intellectual Property rights of Seller, any trade secret material to Seller related to the Business, or any Intellectual Property right of any third party to the extent licensed by or through Seller, by any third party, including any employee or former employee of Seller. Seller has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders and customer licenses and support agreements arising in the ordinary course of business.

                              (c)      Seller is not, nor will it be, as a
result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property.

                              (d)      All registered trademarks held by Seller
are valid and subsisting. Seller has no patents or registered copyrights with respect to the Distribution Product. Seller (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party with respect to the Distribution Product or the Business and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property with respect to the Distribution Product or the Business against any third party. The manufacture, marketing, licensing or sales of the Distribution Product does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                              (e)      Seller believes that it has taken all
reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents or patent applications or copyright.

                    5.10 Taxes. Seller has no material liability for any Taxes with respect to the Purchased Assets, except for taxes which have accrued and are not yet payable. Seller has not elected pursuant to the Code to be treated as a Subchapter S corporation or a collapsible corporation pursuant to
Section 341(f) or Section 1362(a) of the Code.

                    5.11 Compliance with Laws. Seller is not in violation of any law, ordinance, order, decree, rule or regulation of any governmental agency, the violation of which could have a material adverse effect on the Purchased Assets.

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         6.         Representations and Warranties of Buyer. As a material
inducement to Seller to enter into this Agreement, Buyer represents and warrants the following, the truth and accuracy of each of which shall also constitute a condition precedent to the obligations of Seller hereunder:

                    6.1 Organization and Good Standing. Buyer is duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Buyer was incorporated on February 29, 1996, and prior to the date hereof had no business, operations, assets or liabilities, other than for nominal capital received upon its initial capitalization and for the obligations and liabilities related to this Agreement and the transactions contemplated hereby.

                    6.2 Authority. Buyer has all the necessary corporate power and authority to enter into this Agreement, and the other documents and agreements contemplated to be entered into in connection herewith, and to perform the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the other documents and agreements contemplated to be entered into in connection herewith have been duly authorized and approved by all necessary action on the part of the Board of Directors and shareholders of Buyer. This Agreement and the other documents and agreements contemplated to be entered into in connection herewith have been duly executed and delivered by Buyer and constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject as to enforceability to any applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally or such principles of equity as a court of competent jurisdiction might apply.

                    6.3 Finder's Fees. Buyer has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

                    6.4 Agreement Will Not Cause Breach. Consummation of the transactions contemplated by this Agreement will not cause a default or an event that, with notice or the lapse of time or both, would constitute a default, breach or violation of Buyer's Certificate of Incorporation or Bylaws or any agreement to which Buyer is a party or by which it or its property is bound.

                    6.5 Approvals. No consent, approval or agreement of any person, entity, party, court or government is required to be obtained by Buyer in connection with the execution and delivery of this Agreement or any of the documents and agreements contemplated to be entered into in connection herewith, or the performance of the terms hereof or thereof or the consummation of the transactions provided for herein or therein.

                    6.6 Material Misstatements or Omissions. No representations or warranties of Buyer contained in this Agreement or the schedules and exhibits hereto or in any document, statement or certificate furnished or to be furnished pursuant to this Agreement, contain, nor on the date of the Physical Closing or Tangible asset Closing will contain an untrue statement of a material fact, or omit, nor on the date of the Physical Closing or Tangible Asset Closing will omit to state a material fact necessary to make the statements of fact herein or therein not misleading.

                    6.7 Trademarks, Patents, Etc. To the best knowledge of Buyer, Buyer is unaware of any unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Seller, any trade secret material to Seller related to the Business, or any Intellectual Property


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Right of any third party to the extent licensed by or through Seller, by any third party, including any employee or former employee of Seller.

         7. Covenants and Agreements of Seller. Seller covenants and agrees to the following, the fulfillment of each of which shall also constitute a condition precedent to the obligations of Buyer hereunder:

                    7.1 Agreement Not to Negotiate With Others. At or anytime prior to Physical Closing or Tangible Asset Closing, neither Seller nor any of its affiliates, directors, officers, employees or representatives, will, directly or indirectly, solicit, initiate discussions or engage in negotiations with, or distribute any information regarding the transaction contemplated by this Agreement, the Distribution Product or the Business to any person (whether such negotiations are initiated by Seller or otherwise) other than Buyer, and its representatives, concerning a possible sale of all or any substantial portion of the assets of the Business.

                    7.2 Confidentiality Agreements. All Seller's employees working with the Distribution Product will be held to all of the confidentiality provisions to which they are or have been subject when working on Seller's own software products. Product managers will be required to sign non-disclosure agreements with Buyer as pertains to the existing code as well as to Buyer's planned enhancements that have been disclosed to Seller's product marketing and development employees. Seller agrees to not share Buyer's current or future functional or technical designs with any third party. Seller hereby releases Carol Skorupan from her obligations under the confidentiality agreement now in effect as it relates to the development and marketing of the Distribution Product.

                    7.3 Mundy Service Payments. Seller agrees to bring current and fund the remaining Cypher service agreement payments to David Mundy and Jack Mundy through May 31, 1996, as required under the current agreements. All payments required to bring these agreements current and funded through May 31, 1996 will be made on or before the Physical Closing.

                    7.4 Benefits Provided by Platinum. Platinum agrees as follows:

                              (a)      to allow Buyer access to information
concerning Platinum's dealer channel sales, sales force, Btrieve installed base and possible funding sources, under reasonable and appropriate confidentiality terms;

                              (b)      to provide an opportunity for Buyer to
make a presentation to Platinum's chief executive officer or other similarly situated executive regarding recommending funding sources for Buyer;

                              (c)      to provide a process for considering
Platinum customers as possible pilot sites for Buyer's Distribution Product following the Physical Closing;

                              (d)      to allow Buyer to attend and exhibit at
its user conference, Platinum Perspectives, at no charge for the next two (2) conferences; and

                              (e)      to negotiate in good faith, within six
(6) months of the Physical Closing, a mutually agreeable OEM agreement with Buyer covering Buyer's Distribution Products.



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         8.         Additional Covenants.

                    8.1 Cooperation. Seller and Buyer will use their reasonable best efforts to cause all of their respective representations and warranties contained in this Agreement to be true and correct on and as of the date of the Physical Closing and to cause all of the conditions precedent disclosed in Sections 10 and 11 to be satisfied on or prior to the date of the Physical Closing.

                    8.2 Adverse Changes. Seller shall promptly notify Buyer in writing of any material adverse facts or developments affecting, or which may affect, the Purchased Assets which become known to Seller, including, without limitation, (i) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of the Purchased Assets, or
(ii) anything which, if not corrected prior to the date of the Physical Closing, could prevent Seller from fulfilling any condition precedent described in
Section 11 below.

                    8.3 Subordination of Security Agreement. Seller undertakes with Buyer that if so requested by Buyer after the Physical Closing it will execute a subordination agreement in respect of the Security Agreement, whereby Seller will agree to subordinate the security created by its Security Agreement so that it ranks behind any security created in favor of Buyer's primary lender providing capital for business operations to Buyer. Seller and Buyer agree to use the standard form of subordination agreement provided by the bank, provided the terms and conditions are reasonably acceptable to Buyer and Seller, with such changes as either party may reasonably request.

                    8.4 U.K. Companies House Report. Seller shall use its best efforts to bring all required filings with the UK Companies House current no later than March 31, 1996 and keep them current.

                    8.5 Competitive Product. Seller agrees that, for a period of three (3) years from the Physical Closing, it shall not develop a software product which competes directly with the Distribution Product. Seller agrees not to disclose to third parties any Confidential Information (as defined below) with respect to the Distribution Product. For the purposes of this Agreement, "Confidential Information" means nonpublic technical information and may include source code, API data files, documentation, specifications, data bases, system design, file layouts, tool combinations and development methods. Confidential Information shall not include any information that (i) is or becomes publicly known through no wrongful act of Seller or its affiliates; (ii) is received by Seller from a third party without any confidentiality requirements; (iii) is disclosed to third parties by Buyer following Physical Closing without any confidentiality requirements; or (iv) is approved for release by prior written authorization of Buyer.

         9. Survival of Covenants, Representations and Warranties. All of the covenants, representations and warranties set forth in this Agreement shall remain in full force and effect regardless of any investigation, verification or approval by any party hereto or by anyone on behalf of any party hereto, and shall survive the date of the Physical Closing until June 30, 1998 unless a longer period is provided elsewhere herein. All representations and warranties shall be true at and as of the date of the Physical Closing, as though said representations and warranties were made at and as of that time. Termination of this Agreement shall not relieve any party hereto of its liability for any breach by such party of this Agreement or any representation or warranty contained in or made pursuant hereto.

         10. Conditions Precedent to the Obligations of Seller. The obligations of Seller to consummate this Agreement are subject to the following express conditions precedent, each of which shall be deemed independent, severable and waivable in whole or in part at the option of Seller.

                    10.1      Correctness of Representations and Warranties.
All representations and warranties of Buyer contained herein shall be true and accurate in all material respects at and as of the date of the Physical Closing, as though said representations and warranties were made at and as of that time; and Buyer shall have performed all covenants and agreements on its part required to be performed prior to the date of the Physical Closing and shall not be in default of its material obligations or representations or warranties under this Agreement at the date of the Physical Closing.

                    10.2 Delivery of Instruments. Buyer shall have delivered all instruments, documents and other matters to be delivered to Seller by Buyer in accordance with the terms of this Agreement.

                    10.3 Officer's Certificate. Seller shall have received a certificate, dated as of the date of the Physical Closing and executed by the President of Buyer, to the effect that to the best of her knowledge (i) all of the representations and warranties of Buyer contained in this Agreement are true and accurate in all material respects at the date of the Physical Closing; and
(ii) all of the covenants and agreements of Buyer contained in this Agreement and required to be performed before the Physical Closing have been performed and Buyer is not in default of any of its obligations or representations or warranties under this Agreement.

                    10.4 Approvals, etc. No action or proceeding shall be completed or pending against Buyer that has resulted or is likely to result in a judgment, decree or order that would prevent or make unlawful the consummation of the transactions under this Agreement, and there shall be in effect no order restraining or prohibiting the consummation of the transactions contemplated by this Agreement, nor any proceedings pending with respect thereto.

                    10.5 Opinion of Buyer's Counsel. Seller shall have received an opinion, dated the date of the Physical Closing, of DeWitt, Ross & Stevens, counsel for Buyer, substantially in the form of Exhibit D hereto.

                    10.6 Security Agreement. Buyer shall have entered into the Security Agreement in the form attached hereto as Exhibit B.

                    10.7 Mutual Releases . David Mundy, Jack Mundy Abacus Trustees (Jersey) Limited, Whiteley Trustees Limited and each of Sellers shall have executed a mutual release in the form attached hereto as Exhibit D.

         11. Conditions Precedent to the Obligations of Buyer. The obligations of Buyer to consummate this Agreement are subject to the following express conditions precedent, each of which shall be deemed independent, severable and waivable in whole or in part at the option of Buyer.

                    11.1 No Adverse Change. There shall not have occurred any material adverse change in the assets of the Business, or any other event or condition or state of facts of any character affecting Seller which would materially and adversely affect the Business or the Purchased Assets.

                    11.2 Litigation. As of the date of the Physical Closing, no material litigation, governmental action or other proceeding shall be threatened or commenced against Seller with respect to any matter or against any person with respect to any transactions contemplated herein, or which could adversely affect any of the Purchased Assets or the Business.

                    11.3 Delivery of Documents. On or before the date of the Physical Closing, Buyer shall have received from Seller all necessary instruments, assignments and other documents called for in this Agreement, including, without limitation, good and sufficient bills of sale in the form attached hereto as Exhibits F-1, F-2 and F-3, assignments of copyrights and other assignments of title, in duly recordable form where applicable, and all other instruments and legal opinions necessary to effectuate the transfer of the Purchased Assets as provided for herein.

                    11.4 Verification of Source Code . Buyer shall have obtained the source code applicable to the Distribution Product, compiled same and verified that the result conforms to the current object code.

                    11.5 Correctness of Representations and Warranties. All of the representations and warranties of Seller contained in this Agreement shall be true and accurate in all material respects at the date of the Physical Closing as though also made at and as of such date.

                    11.6 Performance of Covenants and Agreements. All of the covenants and agreements of Seller contained in this Agreement and required to be performed before the Physical Closing shall have been performed and Seller shall not be in default under any provisions of this Agreement.

                    11.7 Officer's Certificate. Buyer shall have received a certificate, dated the date of the Physical Closing and executed by an officer of each of Sellers, to the effect that to the best of his knowledge (i) all of the representations and warranties of each of Sellers contained in this Agreement are true and accurate in all material respects at the date of the Physical Closing; and (ii) all of the covenants and agreements of each of Sellers contained in this Agreement and required to be performed before the Physical Closing have been performed and Seller is not in default of any of its obligations or representations or warranties under this Agreement.

                    11.8 Approvals, etc. No action or proceeding shall be completed or pending against Seller that has resulted or is likely to result in a judgment, decree or order that would prevent or make unlawful the consummation of the transactions under this Agreement, and there shall be in effect no order restraining or prohibiting the consummation of the transactions contemplated by this Agreement, nor any proceedings pending with respect thereto.

                    11.9 Mutual Releases . David Mundy, Jack Mundy Abacus Trustees (Jersey) Limited, Whitley Trustees Limited and each of Sellers shall each have executed a mutual general release in the form attached hereto as Exhibit D.

                    11.10 Opinions of Seller's Counsel. Buyer shall have received an opinion, dated the date of the Physical Closing of Hopkins & Wood, counsel for Cypher and Slatershelfco, and Stradling, Yocca, Carlson & Rauth, counsel for Platinum, substantially in the form of Exhibit G hereto.

         12.        Closing Deliveries at Physical Closing.

                    12.1 Seller's Deliveries. In connection with and at the time of the Physical Closing, Seller shall deliver to Buyer the following:

                              (a)      Bills of Sale.  Bill of sale in the forms
attached hereto as Exhibits F-1, F-2 and F-3 from Cypher, Platinum and Slatershelfco and all other instruments and documents of transfer necessary to transfer and vest in Buyer good title to the Purchased Assets, excluding the Tangible Assets, free and clear of any liabilities, liens, encumbrances or restrictions whatsoever, in the form and substance satisfactory to Buyer's counsel.

                              (b)      Other Documents. Each of the certificates
and other documents and instruments required to be delivered by Seller to Buyer pursuant to Section 11 above, together with such additional documents or instruments as Buyer's counsel reasonably may request to give effect to the transactions contemplated herein. Other Documents. Each of the certificates and other documents and instruments required to be delivered by Seller to Buyer pursuant to Section 11 above, together with such additional documents or instruments as Buyer's counsel reasonably may request to give effect to the transactions contemplated herein.

                    12.2 Buyer's Deliveries at Physical Closing. In connection with and at the time of the Physical Closing, Buyer shall deliver to Seller the following:

                              (a)      Purchase Price. The Royalty Note-No. 1
and Royalty Note-No. 2.

                              (b)      Other Documents.  Each of the
certificates and other documents and instruments required to be delivered by Buyer pursuant to Section 10 above, together with such additional documents or instruments as Seller's counsel reasonably may request to give effect to the transactions contemplated herein.

                    12.3 Tangible Assets Closing. In connection with and at the time of the Tangible Assets Closing, (A) Seller shall deliver to Buyer Bills of Sale in regard to the Tangible Assets in the form attached hereto as Exhibits F-1, F-2 and F-3, together with such additional documents or instruments as may be reasonably be requested by Buyer to give effect to the transactions contemplated herein, and (B) Buyer shall deliver the Tangible Assets Note, together with such additional documents or instruments as may be reasonably requested by Seller to give effect to the transaction herein.

         13.        Indemnification.

                    13.1 Indemnification of Buyer. Each of Platinum, Cypher and Slatershelfco shall indemnify, defend and hold harmless Buyer and its officers, directors, shareholders, employees and agents against and in respect of any and all claims, demands, losses, liabilities, costs, expenses, obligations and damages, including, without limitation, interest, penalties and reasonable attorneys' fees, suffered or incurred by Buyer which arise, result from or relate to any breach of or failure by Seller to perform any of its respective representations, warranties, covenants, obligations or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished under this Agreement or which arise, result from or relate to any liability or obligation of Seller not specifically assumed by Buyer or otherwise provided for hereunder, or any matter, liability (contingent or otherwise), obligation, occurrence or transaction which relates to the Purchased Assets (excluding the Tangible Assets and the Miscellaneous Assets) occurring or arising prior to the Physical Closing Date and/or the Tangible Assets and the Miscellaneous Assets occurring or arising prior to the Tangible Assets Closing. Nothing herein shall, however, prevent Seller from contesting, in good faith, its liability therefor and no right to indemnity shall accrue hereunder in respect of any such liability which Seller is contesting diligently and in good faith until final resolution of such contest.

                    13.2 Indemnification of Seller. Buyer shall indemnify, defend and hold harmless Seller, its subsidiaries and its officers, directors, shareholders, employees and agents against and in respect of any and all claims, demands, losses, liabilities, costs, expenses, obligations and damages, including, without limitation, interest, penalties and reasonable attorneys' fees, suffered or incurred by Seller (and its subsidiaries) as a result of any breach of or failure by Buyer to perform any of its representations, warranties, covenants, obligations or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished under this Agreement. Nothing herein shall, however, prevent Buyer from contesting, in good faith, its liability therefor and no right to indemnity shall accrue hereunder in respect of any such liability which Buyer is contesting diligently and in good faith until final resolution of such contest.

                    13.3 Procedures for Establishment of Right to Indemnity and Right to Defend Third Party Claims. In the event that any person or entity hereto asserts the existence of any right to indemnity under Sections 13.1 or
13.2 ("Indemnifiable Damages"), such party (the "Indemnitee") shall give written notice to the other party or parties (the "Indemnitors") of the nature and amount of the Indemnity asserted promptly, and, in the case of any claim relating to a third party action, as soon as reasonably practicable, but no less than ten (10) days prior to the date a response or answer thereto is due, in writing, thereof. The failure, refusal or neglect of such Indemnitee to notify the Indemnitors within the time period specified above of any such claim or action shall not relieve such Indemnitors from any liability which they may have to such Indemnitee in connection therewith, unless the Indemnitors were prejudiced by such a delay, and then only to the extent of the harm suffered by such delay. In case any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against an Indemnitee and such Indemnitee shall have notified the Indemnitor of the commencement thereof, the Indemnitor may, to the extent that such claim, demand or assessment includes or may include Indemnifiable Damages, assume the defense, conduct or settlement thereof, in which event, Indemnitor shall be responsible for all Indemnifiable Damages which may be suffered or incurred by the Indemnitee in connection therewith, as set forth in Sections 13.1 and 13.2, and the defense thereof, with the assistance of counsel selected by Indemnitor and approved by Indemnitee, which approval shall not be unreasonably withheld. After notice from the Indemnitor to the Indemnitee that it will so assume the defense thereof, the Indemnitors will not be liable to the Indemnitee for expenses incurred in connection with the defense, conduct or settlement thereof, except for such expenses as may be reasonably required to enable the Indemnitors to take over such defense, conduct or settlement. The Indemnitee will cooperate with the Indemnitors in connection with any such claim, make personnel, witnesses, books and records relevant to the claim available to the Indemnitors and grant such authorizations or powers of attorney to the agents, representatives and counsel of the Indemnitors as the Indemnitors may reasonably request in connection with the defense or settlement of any such claim. In the event that the Indemnitors do not so assume the defense, conduct or settlement of any claim, demand or assessment within thirty (30) days after receiving notice of any claim relating to a third party action, claim, demand, assertion or action as set forth above, the Indemnitee shall be entitled to defend, conduct or settle such claim, demand or assessment without the written consent of the Indemnitors and without relieving the Indemnitors from any of the obligations, including reasonable attorney fees, to indemnify the Indemnitee under Sections 13.1 or 13.2. The Indemnitee and the Indemnitors may agree in writing, at any time, as to the existence and amount of an Indemnity, and, upon the execution of such agreement, such Indemnity shall be deemed established.

                    13.4      Limitations.

                              (a)      Except with respect to claims (i)
relating to covenants or agreements by either party, or (ii) based upon fraud, neither party shall have any obligation to indemnify the other party under Sections 13.1 or 13.2 above in respect to any Indemnifiable Damages unless the aggregate cumulative total of all Indemnifiable Damages incurred by the Indemnitee exceeds Ten Thousand United States Dollars (US$10,000), which amount shall be deemed to be "material" as such term is used in the representations and warranties of Seller and Buyer set forth in Sections 5 and 6 hereof, respectively. In such event, the Indemnitees shall be entitled to indemnification for the entire aggregate cumulative amount of such Indemnifiable Damages. In no event shall the liability or obligation of Seller exceed the Purchase Price. Notwithstanding the previous sentence, if a claim for Indemnifiable Damages is brought by Buyer: (I) the out-of-pocket liability of Sellers shall not exceed the greater of (i) $150,000 (plus Buyer's actual reasonable attorneys fees) or (ii) that portion of the Purchase Price paid as of the date a claim for Indemnifiable Damages is brought; and (II) Buyer shall have the additional right to offset against the Purchase Price, payable under the Royalty Note No. 1 and No. 2, the amount of the actual Indemnifiable Damages incurred by Buyer, (less the amount recovered in clause (I) above), up to the amount of the Purchase Price.

                              (b)      Further, notwithstanding anything to the
contrary in this Section 13.4, Section 9 hereof or any other section of this Agreement, (i) the limitations contained in the final sentence of Section 13.4(a) shall not apply to claims for Indemnifiable Damages relating to claims of customers of Sellers arising from transactions prior to the Physical Closing; and (ii) each of Platinum, Cypher and Slatershelfco, for a period of five (5) years from the date of the Physical Closing, shall indemnify, defend and hold harmless Buyer against and in respect of any Indemnifiable Damages that are the direct result of a challenge to Buyer's title to the Purchased Assets, including but not limited to, challenges to title based on claims that the present transaction is a fraudulent conveyance or transfer by Seller or a preferential transaction; provided, however, in no event shall the aggregate liability of Platinum, Cypher and Slatershelfco exceed the Purchase Price.

                    13.5 Payment of Indemnity. The Indemnitors shall pay the amount of each established Indemnity to the Indemnitee promptly, but not more than thirty (30) days, after it has been properly established. Subject to the limitations herein contained, the Indemnitee shall have all rights and remedies available at law or equity for enforcement of its rights hereunder.

         14. Affirmative Covenants of Buyer. Buyer covenants and agrees with Seller, for as long as any amounts are due hereunder or under the Royalty Notes or the Tangible Assets Note, as follows:

                    14.1 Financial Statements. Buyer will furnish to Seller as soon as practicable, and in any event within ninety (90) days after the end of each fiscal year of Buyer, the compiled financial statements of Buyer or reviewed or audited financial statements if Buyer has its financial statements reviewed or audited, including a consolidated balance sheet as at the end of such fiscal year and a consolidated statement of operations and a consolidated statement of cash flows for such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, all of which will be correct and complete and will present fairly the financial condition of Buyer on a consolidated basis at the date shown and the consolidated results of its operations for the period then ended. Seller shall be permitted access to work papers as they relate to the calculation of Net Revenues.

                    14.2 Reports and Inspection. Buyer will furnish promptly to Seller such documents, reports and financial data as Seller may reasonably request in order to determine Buyer's Net Revenues and the amounts payable by Buyer in accordance with this Agreement and the Royalty Note, and will, upon reasonable prior notice, make available to Seller and its representatives during normal business hours (a) all business records of Buyer relating to determination of Net Revenues for inspection and (b) the directors, officers and employees of Buyer for interviews concerning the determination of Net Revenues by Buyer. Seller agrees to execute in favor of Buyer the standard form of Buyer's nondisclosure and confidentiality agreement with respect to the information disclosed to Seller pursuant to this Section 14.2.

                    14.3 Business Insurance. Buyer will at all times maintain and keep in full force and effect valid fire and theft insurance policies with financially sound insurers with respect to its properties, assets and business of the kinds and in amounts not less than is customarily obtained by corporations engaged in the same or similar businesses and similarly located.

                    14.4 Distribution Product Object Code. Buyer has granted and delivered to Platinum one (1) copy of the Distribution Product object code and documentation in "as is" condition for use in internal design review only. Seller may not sell or in any way transfer this code, or translate or reverse engineer the code for its own use or that of another party.

                    14.5 OEM Agreement. Buyer agrees to negotiate in good faith, within six (6) months following the Physical Closing, a mutually agreeable OEM agreement with Platinum covering Buyer's distribution software products.

                    14.6 Consulting Services. Buyer agrees to provide independent consulting services to Platinum product managers to help them in understanding the Distribution Product at an internal hourly rate of One Hundred Dollars (US$100), plus travel time and expenses. Such services will be limited to one hundred (100) hours in total, shall be no more than forty (40) hours in any one month, and must be utilized within the period extending from Physical Closing through June 30, 1998. Payment for such services will be due within thirty (30) days following receipt of an invoice, and Buyer reserves the right to discontinue consulting services if invoices are not paid within thirty (30) days of receipt by Seller.

         15. Negative Covenants of Buyer. Buyer covenants and agrees with Seller, for as long as any amounts are due hereunder or under the Royalty Notes or the Tangible Assets Note, that Buyer will not take any of the following actions without the prior approval of Seller:

                    15.1 Merger; Sale of Assets. Buyer will not become a party to any merger or consolidation, or sell, lease or otherwise dispose of all or substantially all of its properties or assets, other than sales or leases of properties or assets in the ordinary course of business or the replacement of outmoded or damaged equipment with other equipment (a "Reorganization"); provided, however, that Seller's approval shall not be unreasonably withheld or delayed, and provided further that no prior approval of Seller shall be required for any Reorganization in connection with which all obligations of Buyer to Seller hereunder and under the Royalty Notes are accelerated and paid in full by Buyer on or prior to the closing or effectiveness of such Reorganization.

                    15.2 Transactions with Management Stockholders. Buyer will not engage in any transaction, enter into any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any "affiliates" or "associates" of Buyer (as such terms are defined under the rules and regulations of the Securities Exchange Act of 1934), except transactions which are on terms and conditions substantially similar to those which would be available to Buyer in an arms' length transaction with an unaffiliated third party and except for the payment of customary and reasonable salaries.

                    15.3 Dissolution or Liquidation. Buyer will not voluntarily dissolve, wind up or carry out any partial liquidation or enter into a members voluntary liquidation.

         16.        Miscellaneous.

                    16.1 Further Acts. After the Closing Date, Seller and Buyer shall execute and deliver all instruments and documents and shall perform all other acts which the other may reasonably request in order to further effect or perfect the sale and transfer of the Purchased Assets to Buyer and the other transactions contemplated in this Agreement.

                    16.2 Sales Tax. Seller shall pay all sales, use and transfer taxes, if any, arising out of the transfer of the Purchased Assets and Tangible Assets and Seller shall pay all state and local real and personal property taxes of the Business. Buyer shall not be responsible for any business, occupation, withholding or similar tax, or any Taxes of any kind related to any period before the Physical Closing Date or the Tangible Assets Closing Date.

                    16.3 Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

                    16.4 Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and delivered personally or sent by telecopier, Federal Express, or registered or certified air mail, postage prepaid, addressed as follows:

                              (a)      If to Buyer, addressed to:

                                       Strategic Advantage Software Corporation

                                       1810 Thorstrand Road
                                       Madison, Wisconsin 53705
                                       Telecopier: (608) 238-6674
                                       Attention: Carol McNeill Skorupan

                                       with copies to:

                                       DeWitt, Ross & Stevens
                                       8000 Excelsior Drive, No. 401
                                       Madison, Wisconsin 53717
                                       Attention: Stuart C. Herro, Esq.

                              (b)      If to Seller, addressed to:

                                       Platinum Software Corporation
                                       195 Technology Drive
                                       Irvine, California, 92718
                                       Telecopier:  (714) 727-1255
                                       Attention:  Michael J. Simmons,
                                                   Chief Financial Officer

                                       with copies to:

                                       Stradling, Yocca, Carlson & Rauth
                                       660 Newport Center Drive, Suite 1600
                                       Newport Beach, California, 92660
                                       Telecopier:  (714) 725-4100
                                       Attention:  K.C. Schaaf, Esq.

         Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally,
(b) two (2) business days after being sent by Federal Express, if sent by Federal Express, (c) one (1) business day after being delivered, if delivered by telecopier, and (d) three (3) business days after being sent, if sent by registered or certified air mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

                    16.5 Attorneys' Fees. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or any of the documents provided for herein, or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

                    16.6 Assignment. Neither Buyer nor Seller may assign, without the prior written consent of the other, its rights, duties or obligations under this Agreement to any person or entity, in whole or in party; provided, however, that this Agreement may be assigned by Seller without the consent of Buyer (i) to a purchaser of all or substantially all of the assets or outstanding capital stock of Seller, whether by merger, consolidation to otherwise provided the assignee agrees to be bound by all of the terms and conditions of this Agreement, or (ii) to a subsidiary all of whose stock is owned by Seller, provided Seller shall continue to remain subject to the obligations hereof.

                    16.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties hereto.

                    16.8 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation over or action against any party to this Agreement.

                    16.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Facsimile signatures shall be effective for purposes of execution hereunder. However, this Agreement shall be ineffective for any purposes whatsoever unless or until executed by all parties hereto.

                    16.10 Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

                    16.11     Severability.   Nothing contained herein shall be
construed to require the commission of any act contrary to applicable law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

                    16.12 Integration. This Agreement (together with its schedules, exhibits and other attachments) sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter hereof except as herein contained.

                    16.13 Amendment; Waiver. This Agreement may be amended, modified, extended or terminated, either retroactively or prospectively, and the provisions hereof may be waived, only by an instrument in writing signed by the parties hereto. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party.

                    16.14 Governing Law; Interpretation. This Agreement shall be governed by, construed in accordance with and enforced under the laws of the State of California applicable to contracts made and to be performed in California, without regard to choice of law principles. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. All amounts referenced herein are in United States Dollars.

                     16.15 Arbitration. Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction or other equitable relief to preserve the status quo or prevent irreparable harm, each controversy, dispute or claim arising out of or in connection with or relating to this Agreement shall be submitted by the parties hereto to arbitration by the American Arbitration Association in the County of Orange, State of California, in accordance with the commercial rules then in effect for that Association. A transcribed record shall be prepared to document all proceedings. Each party hereto shall choose one arbitrator within fifteen (15) days of receipt of notice of the intent to arbitrate. Within thirty
(30) days of receipt of the notice of the intent to arbitrate, the two arbitrators shall choose a neutral third arbitrator who shall act as chairman. The award rendered by the arbitrator shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses, and judgment upon such award may be entered in any court having jurisdiction thereover.

                    16.16 RTPA Registration. Any provision of this Agreement by virtue of which it (or any agreement or arrangement of which it forms part) is subject to registration under the U.K. Restrictive Trade Practices Acts 1976 and 1977 shall not take effect until the day after the required particulars of it have been submitted to the Director General of Fair Trading in accordance with the requirements of those Acts. The parties undertake to procure that the required particulars are submitted within thirty (30) days from the date of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 BUYER:

                                 STRATEGIC ADVANTAGE SOFTWARE CORPORATION

                                 By: ___________________________________________

                                 Its: __________________________________________

                                 SELLER:

                                 PLATINUM SOFTWARE CORPORATION

                                 By: ___________________________________________

                                     Michael J. Simmons, Chief Financial Officer

                                 CYPHER BUSINESS SYSTEMS, LTD.

                                 By: ___________________________________________

                                 Its: __________________________________________

                                 SLATERSHELFCO 173 LIMITED

                                 By: ___________________________________________

                                 Its: __________________________________________

                               INDEX OF SCHEDULES


Schedule              Description
- --------              ------------

1.1(b)      Copyrights and Trademarks

1.1(c)      Tangible Assets

1.1(d)      Miscellaneous Assets

2.4         Allocation of Purchase Price

5.4         Exceptions to Title

5.6         Litigation

                                INDEX OF EXHIBITS

Exhibit           Description
- -------           -----------

A-1          Form of Royalty Note-No. 1

A-2          Form of Royalty Note-No. 2

B            Form of Security Agreement

C            Tangible Assets Promissory Note

D            Form of Mutual Release Agreement

E            Form of Opinion of Counsel for Buyer

F-1          Form of Bill of Sale, General Conveyance and Assignment For Cypher

F-2          Form of Bill of Sale, General Conveyance and Assignment For
             Platinum

F-3          Form of Bill of Sale, General Conveyance and Assignment For
             Slatershelfco

G            Form of Opinion of Counsel for Seller

                                   EXHIBIT A-1

                      SECURED ROYALTY PROMISSORY NOTE-NO. 1

US $1,000,000                                              _______________, 1996


         FOR VALUE RECEIVED, STRATEGIC ADVANTAGE SOFTWARE CORPORATION, a Wisconsin corporation with offices located at 1810 Thorstrand Road, Madison, Wisconsin 53705 (the "Maker") promises to pay to the order of CYPHER BUSINESS SYSTEMS, LTD., a corporation organized under the laws of England and Wales with offices at c/o Platinum Software Corporation, 195 Technology Drive, Irvine, California 92718 ("Cypher"), or such other place as the holder (the "Holder") of this Secured Royalty Promissory Note-No. 1 (this "Note") may from time to time in writing direct, the principal sum of One Million United States Dollars (US$1,000,000), payable in full as set forth below. Except as provided below, the principal amount of this Note shall not bear interest.

         This Note is the Royalty Note-No. 1 referred to in that certain Agreement of Purchase and Sale of Assets, dated as of February 29, 1996, between the Maker and Platinum Software Corporation, Cypher and Slatershelfco 173 Limited (the "Purchase Agreement") and is secured by a security interest created under that certain Security Agreement of even date (the "Security Agreement") between Maker and Cypher and Cypher is entitled to all of the benefits and security of the collateral as set forth in the Security Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

         If any principal payable hereunder is not paid when due, or, in the event of a default by Maker under the Purchase Agreement, the Security Agreement or this Note, such overdue principal shall bear interest at a rate per annum equal to ten percent (10%) from the due date until paid. Prepayment of principal hereunder may be made at any time without penalty.

         All amounts due hereunder shall be payable in lawful money of the United States of America. Maker shall pay to Cypher the principal amount of One Million United States Dollars (US$1,000,000) as set forth herein. Maker shall pay to Cypher five percent (5%) of Maker's Net Revenues from the licensing of the Distribution Product until either (A) the aggregate amount of the royalties paid by Maker to Cypher under Section 2 of the Purchase Agreement shall equal US$1,000,000, or (B) the tenth (10th) anniversary of the date hereof, whichever first occurs. In the event the tenth (10th) anniversary of the date hereof occurs first and the aggregate royalties paid by Maker to Cypher under Section 2.2(a) of the Purchase Agreement does not total US$1,000,000, the difference between US$1,000,000 and the aggregate royalties paid shall be paid in full by Maker within sixty (60) days following such tenth (10th) anniversary of the date hereof (the "Royalty Deficit Payment"); provided, however, Cypher in its sole discretion, may allow Maker an extension of time to make the Royalty Deficit Payment provided that such obligation shall be documented by a promissory note on terms and conditions as shall be reasonably agreed to by the parties at the time but specifically including a term of Maker's choosing, but not more than three (3) years, and interest payable at the prime rate quoted by Platinum's primary lender then in effect plus two percent (2%). The royalties shall be payable within thirty (30) days following the end of each calendar quarter in the manner set forth in the Purchase Agreement; provided, however, that the first royalty payment shall be due and payable thirty (30) days after the six (6) month anniversary of the first license sale of the Distribution Product (and future versions, updates, enhancements or improvements, including versions using different databases). Such payment shall cover the entire period following the first license sale through the six (6) month anniversary.

         In the event the Purchase Agreement shall terminate pursuant to Section
2.6 thereof, Maker shall have no further obligation under this Note.

         The principal amount of this Note and all accrued but unpaid interest thereon, if any, shall become immediately due and payable, at the option of Cypher, upon the occurrence of any of the following (an "Event of Default"):

         (a) Any uncontested payment due under this Note shall have been in default for at least thirty (30) days following the receipt of a written notice of default in payment;

         (b) The Maker shall fail or neglect to perform, keep or observe any covenant or obligation of Maker as set forth in Sections 2.2, 15.1 and 15.3 of the Purchase Agreement, which breach is not cured within thirty (30) days following receipt by Maker of written notice thereof; or

         (c) The Maker fails or neglects to comply with any covenant or obligation of Maker set forth in the Security Agreement which breach is not cured within the cure period provided in the Security Agreement;

         (d) The Maker shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect; or an involuntarily case shall be commenced against the Maker and the petition shall not be controverted within thirty (30) days, or shall not be dismissed within one hundred eighty (180) days after commencement of the case; or a custodian shall be appointed for, or shall take charge of, all or substantially all of the property of the Maker, or the Maker shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker, or there shall be commenced against the Maker any such proceeding, or the Maker shall be adjudicated insolvent or bankrupt; or

         (e) Greater than fifty percent (50%) of the voting capital stock of the Maker passes without the consent of Cypher to any person, firm or company acting either individually or in concert, provided that transfers of shares between the registered shareholders of Maker as of the date hereof will not be considered a change of control. Notwithstanding the foregoing sentence, no consent of Cypher shall be required for any transaction or series of transactions prior to June 30, 1998 in which Maker secures capital or funding for business operations.

         The Maker hereby waives presentment for payment, protest and notice of nonpayment and dishonor. If the Holder takes any action to collect this Note, then the Maker shall be obligated to pay, in addition to all other amounts due under this Note, all costs of collection and reasonable attorneys' fees and other legal costs and expenses, provided that Maker is determined by a court of competent jurisdiction to be liable for the amount sought to be collected.

         No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by the Holder of any right or remedy preclude any other right or remedy. The Holder, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against the Maker or any other indebtedness due or to become due to the Maker. The Maker agrees that, without releasing or impairing the Maker's liability hereunder, the Holder may at any time release, surrender, substitute or exchange any collateral securing this Note and may release any party secondarily liable for the indebtedness evidenced by this Note.

         This Note shall be governed by and construed in accordance with the internal laws of the State of California of the United States. Cypher and Maker each irrevocably agree that all actions arising directly or indirectly as a result or in consequence of this Note shall be instituted and litigated only in courts having situs in the State of California, and Cypher and Maker each hereby consent to the exclusive jurisdiction and venue of any state or federal court located and having its situs in the State of California.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered on the day and year first above written.

                                          STRATEGIC ADVANTAGE SOFTWARE
                                          CORPORATION

                                           By: _________________________________
                                               Carol McNeill Skorupan, President

                                   EXHIBIT A-2

                      SECURED ROYALTY PROMISSORY NOTE-NO. 2

US $500,000                                                _______________, 1996


         FOR VALUE RECEIVED, STRATEGIC ADVANTAGE SOFTWARE CORPORATION, a Wisconsin corporation with offices located at 1810 Thorstrand Road, Madison, Wisconsin 53705 (the "Maker") promises to pay to the order of CYPHER BUSINESS SYSTEMS, LTD., a corporation organized under the laws of England and Wales with offices at c/o Platinum Software Corporation, 195 Technology Drive, Irvine, California 92718 ("Cypher"), or such other place as the holder (the "Holder") of this Secured Royalty Promissory Note-No. 2 (this "Note") may from time to time in writing direct, the principal sum of Five Hundred Thousand United States Dollars (US$500,000), payable as set forth below. Except as provided below, the principal amount of this Note shall not bear interest.

         This Note is the Royalty Note-No. 2 referred to in that certain Agreement of Purchase and Sale of Assets, dated as of February 29, 1996, between the Maker and Platinum Software Corporation, Cypher and Slatershelfco 173 Limited (the "Purchase Agreement") and is secured by a security interest created under that certain Security Agreement of even date (the "Security Agreement") between Maker and Cypher, and Cypher is entitled to all of the benefits and security of the collateral as set forth in the Security Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

         In the event of a default by Maker under the Purchase Agreement, the Security Agreement or this Note, the then-due, but unpaid principal shall bear interest at a rate per annum equal to ten percent (10%). Prepayment of principal hereunder may be made at any time without penalty.

         All amounts due hereunder shall be payable in lawful money of the United States of America. Maker shall pay to Cypher the principal amount of Five Hundred Thousand United States Dollars (US$500,000) as set forth herein. Maker shall pay to Cypher five percent (5%) of Maker's Net Revenues from the licensing of the Distribution Product from the day after the tenth (10th) anniversary of the date hereof until either (A) the aggregate amount of the royalties paid by Maker to Cypher under Section 2.2b of the Purchase Agreement shall equal US$500,000, or (B) the twentieth (20th) anniversary of the date hereof, whichever first occurs. In the event the twentieth (20th) anniversary of the date hereof occurs first and the amount by which the aggregate royalties paid by Maker to Cypher under Section 2.2(b) of the Purchase Agreement does not total US$500,000, the difference between US$500,000 and the aggregate royalties paid to date shall be excused and forgiven. The royalties shall be payable within thirty (30) days following the end of each calendar quarter in the manner set forth in the Purchase Agreement.

         In the event the Purchase Agreement shall terminate pursuant to Section
2.6 thereof, Maker shall have not further obligation under this Note.

         The then-due, but unpaid principal amount of this Note and all accrued but unpaid interest thereon, if any, shall become immediately due and payable, at the option of Cypher, upon the occurrence of any of the following (an "Event of Default"):

                    (a) Any uncontested payment due under this Note shall have been in default for at least thirty (30) days following the receipt of a written notice of default in payment;

                    (b) The Maker shall fail or neglect to perform, keep or observe any covenant or obligation of Maker as set forth in Sections 2.2,
15.1 and 15.3 of the Purchase Agreement, which breach is not cured within thirty
(30) days following receipt by Maker of written notice thereof; or

                    (c) The Maker fails or neglects to comply with any covenant or obligation of Maker set forth in the Security Agreement which breach is not cured within the cure period provided in the Security Agreement;

                    (d) The Maker shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect; or an involuntarily case shall be commenced against the Maker and the petition shall not be controverted within thirty (30) days, or shall not be dismissed within one hundred eighty (180) days after commencement of the case; or a custodian shall be appointed for, or shall take charge of, all or substantially all of the property of the Maker, or the Maker shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker, or there shall be commenced against the Maker any such proceeding, or the Maker shall be adjudicated insolvent or bankrupt; or

                    (e) Greater than fifty-percent (50%) of the voting capital stock of the Maker passes without the consent of Cypher to any person, firm or company acting either individually or in concert, provided that transfers of shares between the registered shareholders of Maker as of the date hereof will not be considered a change of control. Notwithstanding the foregoing sentence, no consent of Cypher shall be required for any transaction or series of transactions prior to June 30, 1998 in which Maker secures capital or funding for business obligations.

         The Maker hereby waives presentment for payment, protest and notice of nonpayment and dishonor. If the Holder takes any action to collect this Note, then the Maker shall be obligated to pay, in addition to all other amounts due under this Note, all costs of collection and reasonable attorneys' fees and other legal costs and expenses provided that Maker is determined by a court of competent jurisdiction to be liable for the amount sought to be collected.

         No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by the Holder of any right or remedy preclude any other right or remedy. The Holder, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against the Maker or any other indebtedness due or to become due to the Maker. The Maker agrees that, without releasing or impairing the Maker's liability hereunder, the Holder may at any time release, surrender, substitute or exchange any collateral securing this Note and may release any party secondarily liable for the indebtedness evidenced by this Note.

         This Note shall be governed by and construed in accordance with the internal laws of the State of California of the United States. Cypher and Maker each irrevocably agree that all actions arising directly or indirectly as a result or in consequence of this Note shall be instituted and litigated only in courts having situs in the State of California, and Cypher and Maker each hereby consent to the exclusive jurisdiction and venue of any state or federal court located and having its situs in the State of California.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered on the day and year first above written.

                                          STRATEGIC ADVANTAGE SOFTWARE
                                          CORPORATION

                                          By: __________________________________
                                              Carol McNeill Skorupan, President

                                   EXHIBIT B

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (the "Agreement"), is made as of __________, 1996, by and between STRATEGIC ADVANTAGE SOFTWARE CORPORATION, a Wisconsin corporation (the "Debtor"), and CYPHER BUSINESS SYSTEMS, LTD, a company registered under the laws of England and Wales (the "Secured Party"), with reference to the following:

                                 R E C I T A L S

         A. Debtor and Secured Party are parties to that certain Agreement of Purchase and Sale of Assets dated as of February 29, 1996 (the "Purchase Agreement"), pursuant to which Debtor has agreed to purchase from Secured Party and Secured Party has agreed to sell and transfer to Debtor certain assets, operations and businesses of Secured Party, as described more particularly therein (the "Purchased Assets").

         B. Pursuant to the terms of the Purchase Agreement, Debtor is executing and delivering to Secured Party (i) a Secured Royalty Promissory Note-No. 1 and (ii) a Secured Royalty Promissory Note-No. 2, each of even date herewith in the original aggregate principal amount of One Million Five Hundred Thousand United States Dollars (US$1,500,000) payable to the order of the Secured Party (the "Notes") in connection with the purchase by Debtor of the Purchased Assets.

         C. Pursuant to the terms of the Purchase Agreement, Debtor is executing and delivering to Secured Party a Tangible Assets Promissory Note dated as of the Tangible Assets Closing Date.

         D. As a condition to the purchase of, and as part of the consideration for, the Purchased Assets, and in order to secure the payment and performance of the obligations of Debtor to Secured Party under the Notes and the Tangible Assets Promissory Note executed pursuant to the terms of the Purchase Agreement, Debtor has agreed to grant to Secured Party a security interest in the Collateral, as provided for herein.

         E. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals, the following mutual agreements and promises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                A G R E E M E N T

      1.      Security Interest.

              (a) Creation of Security Interest. Debtor hereby grants to Secured Party a continuing security interest in all of Debtor's right, title and interest in and to the Collateral, as defined in Subsection 1(b) below, in order to secure the payment and performance of the obligations of Debtor to Secured Party described in Subsection 1(c) below.

              (b) Collateral. As used herein, the term "Collateral" shall mean all of the assets, properties and business of Debtor either tangible, intangible, real, personal or mixed, whether now owned or hereafter acquired and wherever located, together with all proceeds or products thereof including, without limitation, all payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty (save any obligation which is the responsibility of Secured Party, Platinum Software Corporation or Slatershelfco 173 Limited), payable by reason of loss or damage or otherwise with respect thereto.

              (c) Obligations Secured. The security interest granted to Secured Party by Debtor pursuant to this Section 1 shall secure payment and performance of Debtor's obligations under (i) the Notes; (ii) the Tangible Assets Promissory Note; and (iii) any amendment, modification, renewal or extension of the Notes or the Tangible Assets Promissory Note (collectively the "Secured Obligations.").

              (d) Subordination. Notwithstanding any other provision contained herein to the contrary, Secured Party undertakes with Debtor that if so requested Secured Party will agree to subordinate its security interest herein so that it ranks behind any security created in favor of Debtor's primary lender providing capital for business operations to Debtor. Secured Party and Debtor agree to use the standard form of subordination agreement provided by the primary lender, provided the terms and conditions are reasonably acceptable to Secured Party and Debtor, with such changes as either party may reasonably request.

      2. Representations and Warranties of Debtor. Debtor hereby represents and warrants to Secured Party that:

              (a) Debtor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Wisconsin. Debtor was incorporated on February 29, 1996, and prior to the date hereof Debtor had no business, operations, assets or liabilities, other than for nominal capital received upon its initial capitalization and for the obligations and liabilities related to the Purchase Agreement and the transactions contemplated thereby.

              (b) Debtor has all the necessary corporate power and authority to enter into this Agreement and to perform the obligations to be performed by it hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized and approved by all necessary action on the part of the Board of Directors and stockholders of

Debtor. This Agreement has been duly executed and delivered by Debtor and constitutes the valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, subject as to enforceability to any applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally or such principles of equity as a court of competent jurisdiction might apply.

              (c) The Collateral is now and, so long as any of the Secured Obligations are outstanding, will continue to be owned solely by Debtor. Except as provided in Section 1(d) above, and except for purchase money security interests, the Collateral is, and from time to time hereafter will be, free from any lien or other right, title or security interest of any person other than Secured Party. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Secured Party, except for claims and demands of persons holding purchase money security interests and except for claims and demands of persons holding interests to which Secured Party has subordinated or to which Secured Party is required to be subordinate to pursuant to Section 1(d) above.

              (d) Assuming the filing of the UCC-1 Financing Statement in the form attached hereto as Exhibit A in the appropriate state or county governmental office, the payment of all requisite fees in connection with such filing and the satisfaction of all other filing requirements imposed by statute or otherwise, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by Debtor to Secured Party hereby in respect of the Collateral will have been accomplished and the security interest granted to Secured Party pursuant to this Agreement in and to the Collateral will constitute a valid and enforceable perfected security interest therein, and Secured Party is entitled to all the rights, priorities and benefits afforded by the Wisconsin Uniform Commercial Code or other relevant law as enacted in any relevant jurisdictions to perfected security interests.

               (e) There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) other than Secured Party's covering or purporting to cover any interest of any kind in the Collateral and so long as any of the Secured Obligations remain unpaid, Debtor will not execute or authorize to be filed at any public office any other financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interest granted hereby by Debtor, except for interests permitted by
Section 1(d) and 2(c) above. Debtor further covenants that it will not grant any additional security interests which rank in priority to the security interest in the Collateral granted in this Agreement in the assets, properties or the business of Debtor without the prior written consent of Secured Party except for interests permitted by Sections 1(d) and 2(c) above.

              (f) No representations or warranties of Debtor contained in this Agreement or in any document, statement or certificate furnished or to be furnished pursuant to this Agreement, contain an untrue statement of a material fact, or omit to state a material fact necessary to make the statements of fact herein not misleading.

      3. Covenants of Debtor. Until payment in full of all Secured Obligations, Debtor agrees that, unless Secured Party shall have otherwise consented in writing:

              (a) Debtor shall execute and take such action as may reasonably be requested from time to time by Secured Party, including the execution and delivery of financing statements and certificates of title, and the filing of financing statements, as may be necessary to perfect and maintain the security interest granted to Secured Party hereby. In the event Debtor refuses or fails to timely execute and deliver any financing statement reasonably requested by Secured Party, Debtor authorizes Secured Party to file any such financing statements without the signature of Debtor.

              (b) Debtor shall not misuse, abuse, waste or allow to deteriorate the Collateral, except for ordinary wear and tear. Secured Party may examine and inspect the Collateral, wherever located, during normal business hours and upon at least 48 hours' prior notice to Debtor. Debtor will insure the Collateral against all risks to which the Collateral is exposed in the ordinary course, and shall cause Secured Party to be named as loss payee thereunder to the extent of its interest therein.

              (c) Debtor shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or its property or assets, prior to the date on which penalties attach thereto, and all lawful claims (except as permitted by Sections 1(d) and 2(c) above) which, if unpaid, would become a lien or charge upon the Collateral, except to the extent that the imposition of any such tax, assessment, charge or levy or the validity of any such claim is being contested in good faith by the appropriate proceedings.

              (d) Debtor shall notify Secured Party within ten (10) days of any change in (i) Debtor's corporate name, (ii) Debtor's business or legal structure, or (iii) Debtor's place of business or chief executive office if the Debtor has more than one place of business. The Collateral will at all times be kept by Debtor at Debtor's place of business in the State of Wisconsin or the United Kingdom, and shall not, be moved therefrom except, prior to an Event of Default, the Collateral may be moved to locations within the continental United States other than that listed above if (i) Debtor gives Secured Party written notice of a new storage location at least thirty (30) days prior to storing Collateral at such location, (ii) Secured Party's security interest in such Collateral is and continues to be a duly perfected lien thereon, (iii) neither Secured Party's nor Debtor's right of entry upon the premises where such Collateral is stored, or its right to remove the Collateral therefrom, is in any way restricted, (iv) the owner of such premises agrees with Secured Party not to assert any landlord's, bailee's or other lien in respect of the Collateral for unpaid rent or storage charges and (v) all negotiable documents and receipts in respect of any Collateral maintained at such premises are properly delivered to Secured Party. No Collateral is now, nor shall any Collateral at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Secured Party's prior written consent and, if Secured Party gives such consent, Debtor will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to Secured Party, in form and substance acceptable to Secured Party, warehouse receipts therefor in Secured Party's name.

      4. Events of Default. The occurrence of any one or more the following events shall constitute an "Event of Default" hereunder:

              (a) Event of Default Pursuant to Transaction Documents. There shall occur an Event of Default pursuant to the Note or the Tangible Assets Promissory Note or Debtor shall fail or neglect to perform, keep or observe any covenant or obligation of Debtor as set forth in Sections 2.2, 15.1 or 15.3 of the Purchase Agreement which breach is not cured within 30 days following receipt by Debtor of written notice thereof.

              (b) Misrepresentation. Any warranty or representation of Debtor to Secured Party in this Security Agreement is determined by a court of competent jurisdiction to have been false or misleading in any material respect when made.

              (c) Breach of Covenants. Debtor shall fail or neglect to perform, keep or observe any covenant or obligation of Debtor contained in this Security Agreement and the breach of any such covenant or obligation is not cured within thirty (30) days after Debtor's receipt of written notice of such breach from Secured Party.

              (d) Insolvency, Etc. The Debtor shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect; or an involuntarily case shall be commenced against the Debtor and the petition shall not be controverted within thirty (30) days, or shall not be dismissed within one hundred eighty (180) days after commencement of the case; or a custodian shall be appointed for, or shall take charge of, all or substantially all of the property of the Debtor, or the Debtor shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Debtor, or there shall be commenced against the Debtor any such proceeding, or the Debtor shall be adjudicated insolvent or bankrupt.

      5.      Secured Party's Rights and Remedies.

              (a) Upon the occurrence of an Event of Default as hereinabove set forth, Secured Party may exercise all rights or remedies that Secured Party may have as a secured party under the Uniform Commercial Code.

              (b) Upon the occurrence of any Event of Default, as hereinabove set forth, Secured Party may sell, lease or otherwise dispose of all or any part of the Collateral upon any terms which are commercially reasonable. Debtor agrees that fifteen (15) days prior written notice to Debtor of any public or private sale or other disposition of the Collateral shall be reasonable notice thereof, and such sale shall be at such location as Secured Party may designate in such notice.

              (c) All proceeds from the sale or other disposition of the Collateral, and all other amounts received by Secured Party pursuant to the terms of this Agreement, unless otherwise expressly required by law or regulation, shall be applied as follows:

                      (i) First, to the payment of all expenses reasonably incurred by Secured Party in connection with any sale or disposition of the Collateral, including, but not limited to, the expenses of taking, advertising, processing, preparing and storing the Collateral to be sold, and all court costs and all reasonable legal fees of Secured Party in connection therewith;

                      (ii) Second, to the payment of all obligations owed to Secured Party pursuant to the Secured Royalty Promissory Note-No. 1 and which have come due and are unpaid;

                      (iii) Third, to the payment of all obligations owed Secured Party pursuant to the Secured Royalty Promissory Note-No. 2 which have come due and are unpaid;

                      (iv) Fourth, to the payment of all obligations owed Secured Party pursuant to the Tangible Assets Promissory Note which have come due and are unpaid; and

                      (v)     Fifth, the balance, if any, to Debtor.

Debtor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referenced in clauses (i) and (ii) of this Section 5(c).

              (d) No delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to any obligation of Debtor to Secured Party secured hereunder shall operate as a waiver thereof or of any other right or remedy available to Secured Party, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Secured Party, in its sole discretion, on at least seven
(7) days' prior written notice to Debtor, may (but shall have no obligation to) remedy any Event of Default by Debtor hereunder or with respect to any obligation of Debtor to the Secured Party or any other person, firm, corporation or other entity in any reasonable manner without waiving the Event of Default remedied and without waiving any other prior or subsequent Event of Default by Debtor, and shall be reimbursed for its necessary and reasonable out-of-pocket expenses in so remedying any of such Event of Default. All rights and remedies of Secured Party hereunder are cumulative.

      6.      Miscellaneous.

              (a) Further Acts. Debtor and Secured Party shall execute and deliver all instruments and documents and shall perform all other acts which the other may reasonably request in order to effect the rights and obligations of the parties hereto and the other transactions contemplated in this Agreement.

              (b) Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and delivered personally or sent by telecopier, Federal Express, or registered or certified air mail, postage prepaid, addressed as follows:

      If to Debtor, addressed to:

                       Strategic Advantage Software Corporation
                       1810 Thorstrand Road
                       Madison, Wisconsin  53705
                       Telecopier:  (608) 238-6674
                       Attention: Carol McNeill Skorupan

                       with copies to:

                       De Witt, Ross & Stevens
                       8000 Excelsior Drive, #401
                       Madison, Wisconsin  53717
                       Telecopier:  (608) 831-2106
                       Attention:  Stuart C. Herro, Esq.

      If to Secured Party, addressed to:

                       Cypher Business Systems, Ltd.
                       c/o Platinum Software Corporation
                       195 Technology Drive
                       Irvine, California  92718
                       Telecopier:  (714) 453-4091
                       Attention:  Legal Department

                       with copies to:

                       Platinum Software Corporation
                       195 Technology Drive
                       Irvine, California, 92718
                       Telecopier:  (714) 727-1255
                       Attention:  Michael J. Simmons, Chief Financial Officer

                       and

                       Stradling, Yocca, Carlson & Rauth
                       660 Newport Center Drive, Suite 1600
                       Newport Beach, California, 92660
                       Telecopier: (714) 725-4100
                       Attention: K.C. Schaaf, Esq.

      Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally,
(b) two (2) business day after being sent by Federal Express, if sent by Federal Express, (c) one (1) business day after being delivered, if delivered by telecopier, and (d) three (3) business days after being sent, if sent by registered or certified air mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

              (c) Attorneys' Fees. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or any of the documents provided for herein, or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

              (d) Assignment. Neither party may assign, without the prior written consent of the other, its rights, duties or obligations under this Agreement to any person or entity, in whole or in part; provided, however, that this Agreement may be assigned by Secured Party without the consent of Debtor
(i) to a purchaser of all or substantially all of the assets or outstanding capital stock of Secured Party, whether by merger, consolidation or otherwise provided the assignee agrees to be bound by all of the terms and conditions of this Agreement, or (ii) provided Secured Party shall continue to remain subject to the obligations hereof, to a subsidiary all of whose stock is owned by Secured Party.

              (e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties hereto.

              (f) Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation over or action against any party to this Agreement.

              (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instruments. However, this Agreement shall be ineffective for any purposes whatsoever unless or until executed by all parties hereto.

              (h) Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

              (i) Integration. This Agreement, together with the Purchase Agreement and the documents, exhibits and other attachments thereto, sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter hereof except as herein contained.

              (j) Amendment; Waiver. This Agreement may be amended, modified, extended or terminated, either retroactively or prospectively, and the provisions hereof may be waived, only by an instrument in writing signed by the parties hereto. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party.

              (k) Governing Law; Interpretation. This Agreement shall be governed by, construed in accordance with and enforced under the laws of the State of California applicable to contracts made and to be performed in California, without regard to choice of law principles. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. Debtor and Secured Party each irrevocably agree that all actions arising directly or indirectly as a result or in consequence of this Agreement, shall be instituted and litigated only in courts having situs in California, and Debtor and Secured Party each hereby consent to the exclusive jurisdiction and venue of any state or federal court located and having its situs in California.

              (l) Termination, Release. When all Secured Obligations have been paid to the extent required by their terms, or the Purchase Agreement shall terminate pursuant to Section 2.6 thereof, this Agreement shall terminate, and Secured Party, at the request and expense of Debtor, will execute and deliver to Debtor the proper instruments (including Uniform Commercial Code Termination Statements) acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to Debtor (without recourse and without any representation and warranty) such of the Collateral as may be in possession of Secured Party and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.




                                     "Debtor"

                                     STRATEGIC ADVANTAGE SOFTWARE CORPORATION

                                     By: ______________________________________
                                           Carol McNeill Skorupan
                                           President

                                      "Secured Party"

                                      CYPHER BUSINESS SYSTEMS, LTD.

                                      By: _____________________________________

                                      Its: ____________________________________

                                    EXHIBIT C

                       SECURED TANGIBLE ASSETS PROMISSORY

NOTE

US $______________________                                _______________, 1996


         FOR VALUE RECEIVED, STRATEGIC ADVANTAGE SOFTWARE CORPORATION, a Wisconsin corporation with offices located at 1810 Thorstrand Road, Madison, Wisconsin 53705 (the "Maker") promises to pay to the order of CYPHER BUSINESS SYSTEMS, LTD., a corporation organized under the laws of England and Wales with offices at c/o Platinum Software Corporation, 195 Technology Drive, Irvine, California 92718 ("Cypher"), or such other place as the holder (the "Holder") of this Secured Tangible Assets Promissory Note (this "Note") may from time to time in writing direct, the principal sum of__________________ United States Dollars (US$ _________), payable in sixty (60) equal installments of principal in the amount of United States Dollars (US$____), together with accrued interest at the rate of eight percent (8%) per annum on the unpaid principal balance from the date of Tangible Asset Closing, on the first day of each calendar month commencing on the first day of the month following the six (6) month anniversary of the Tangible Asset Closing, until such principal balance and accrued interest are paid in full. Attached hereto as Exhibit 1 is an amortization schedule.

         This Note is the Tangible Assets Note referred to in that certain Agreement of Purchase and Sale of Assets, dated as of February 29, 1996, between the Maker and Platinum Software Corporation, Cypher and Slatershelfco 173 Limited (the "Purchase Agreement") and is secured by a security interest created under that certain Security Agreement of even date (the "Security Agreement") between Maker and Cypher, and Cypher is entitled to all of the benefits and security of the collateral as set forth in the Security Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

         All amounts due hereunder shall be payable in lawful money of the United States. Overdue principal and, to the extent permitted by law, overdue interest in respect of this Note shall bear interest at a rate per month equal to one (1) percent or the maximum rate permitted by law, whichever is less. Prepayment of principal hereunder may be made at any time without penalty.

         The principal amount of this Note and all accrued but unpaid interest thereon shall become immediately due and payable, at the option of Cypher, upon the occurrence of any of the following (an "Event of Default"):

         (a) Any payment due under this Note shall have been in default for at least thirty (30) days following the receipt of a written notice of default in payment;

         (b) The Maker shall fail or neglect to perform, keep or observe any covenant or obligation of Maker as set forth in Sections 2.2, 15.1 and 15.3 of the Purchase Agreement, which breach is not cured within thirty (30) days following receipt by Maker of written notice thereof; or

         (c) The Maker fails or neglects to comply with any covenant or obligation of Maker set forth in the Security Agreement which breach is not cured within the cure period provided in the Security Agreement;

         (d) The Maker shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect; or an involuntarily case shall be commenced against the Maker and the petition shall not be controverted within thirty (30) days, or shall not be dismissed within one hundred eighty (180) days after commencement of the case; or a custodian shall be appointed for, or shall take charge of, all or substantially all of the property of the Maker, or the Maker shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker, or there shall be commenced against the Maker any such proceeding, or the Maker shall be adjudicated insolvent or bankrupt; or

         (e) Greater than fifty percent (50%) of the voting capital stock of the Maker passes without the consent of Cypher to any person, firm or company acting either individually or in concert, provided that transfers of shares between the registered shareholders of Maker as of the date hereof will not be considered a change of control. Notwithstanding the foregoing sentence, no consent of Cypher shall be required for any transaction or series of transactions prior to June 30, 1998 in which Maker secured capital or funding for business operations.

         The Maker hereby waives presentment for payment, protest and notice of nonpayment and dishonor. If the Holder takes any action to collect this Note, then the Maker shall be obligated to pay, in addition to all other amounts due under this Note, all costs of collection and reasonable attorneys' fees and other legal costs and expenses, provided that Maker is determined by a court of competent jurisdiction to be liable for the amount sought to be collected.

         No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by the Holder of any right or remedy preclude any other right or remedy. The Holder, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against the Maker or any other indebtedness due or to become due to the Maker. The Maker agrees that, without releasing or impairing the Maker's liability hereunder, the Holder may at any time release, surrender, substitute or exchange any collateral securing this Note and may release any party secondarily liable for the indebtedness evidenced by this Note.

         This Note shall be governed by and construed in accordance with the internal laws of the State of California of the United States. Cypher and Maker each irrevocably agree that all actions arising directly or indirectly as a result or in consequence of this Note shall be instituted and litigated only in courts having situs in the State of California, and Cypher and Maker each hereby consent to the exclusive jurisdiction and venue of any state or federal court located and having its situs in the State of California.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered on the day and year first above written.

                                          STRATEGIC ADVANTAGE
                                          SOFTWARE CORPORATION

                                          By: _________________________________
                                              Carol McNeill Skorupan, President

                                    EXHIBIT 1

                              Amortization Schedule

                                    EXHIBIT D

                                 DEED OF RELEASE

         THIS DEED OF RELEASE (the "Release"), dated and effective as of ______________, 1996, is entered into by and among PLATINUM SOFTWARE CORPORATION ("PSC"), CYPHER BUSINESS SYSTEMS, LTD. ("Cypher"), SLATERSHELFCO 173 LIMITED ("Slatershelfco"), JACK MUNDY, DAVID MUNDY, ABACUS TRUSTEES (JERSEY) LIMITED ("Abacus") and WHITELEY TRUSTEES LIMITED ("Whiteley"), Abacus and Whiteley as trustees of the Jack Mundy Trust dated 10 March 1989.

                                 R E C I T A L S

         A. On or about May 5, 1993, PSC acquired all of the outstanding share capital of Slatershelfco, the parent organization of Cypher, pursuant to a purchase agreement (the "Purchase Agreement") and in connection with such transaction Cypher entered into a Service Agreement (the "Service Agreement") with each of Jack Mundy and David Mundy.

         B. By acquiring all of the share capital of Slatershelfco, Platinum acquired ownership of Cypher whose principal business was the development and sale of a distribution software product.

         C. The parties hereto desire finally to resolve any claims that they may have against the other, including, but not limited to, claims under each of the Service Agreements, the Purchase Agreement, the Restrictive Covenant and Warranty Deed, the deeds of Tax Indemnity and all other ancillary transaction documents (collectively, the "Purchase Documents").

         D. PSC, Cypher and Slatershelfco are in the process of selling the distribution software product to a newly formed corporation, Strategic Advantage Software Corporation, and the parties hereto intend that this Release be effective simultaneously upon the closing of such sale.

                                A G R E E M E N T

         Upon full and complete execution of this Release and payment to each of Jack Mundy and David Mundy of an amount required to bring their respective Service Agreements current and funded through May 31, 1996, and in consideration of the mutual covenants and releases contained herein, PSC, Cypher, Slatershelfco, Jack Mundy, David Mundy, Abacus and Whiteley, forever mutually release, acquit and discharge each other, as well as, to the extent applicable, their respective officers, directors, employees, agents, administrators, and any parent, subsidiary or affiliated entity, past, present or future, from any and all claims, demands, costs, contracts liabilities, objections, actions and causes of action of every nature, whether in law or in equity, or known or unknown, or suspected or unsuspected, which the parties ever had or now have or may claim to have against each other of any type, nature or description which in any way arise out of, are related to, or are connected with the Purchase Documents or the employment of Jack Mundy and David Mundy by Cypher, Slatershelfco and PSC, as applicable ("Released Claims"), save and except the obligations set forth, created, or preserved in this Release. Further, in consideration of the above, Cypher and Jack Mundy and David Mundy each agree to the extent applicable to them that each of the Service Agreements is mutually terminated on the date hereof. For the avoidance of doubt, Abacus and Whiteley are hereby fully so released by PSC from their undertaking at clause 12 of the Purchase Agreement. The parties hereto specifically intend that the release contained herein shall bar all Released Claims, including those which are currently unknown to them.

         Notwithstanding anything to the contrary above, section 4 of the Restrictive Covenant and Warranty Deed and section 12 of each of the Service Agreements regarding confidentiality of proprietary information shall remain in full force and effect and such obligations shall not be relinquished or extinguished as a result of this Release; provided, however, Jack Mundy and David Mundy may provide services to Strategic Advantage Software Corporation in any capacity, including, but not limited to, as an employee, agent, independent contractor, partner, shareholder or director, free of the foregoing restrictions. Except as otherwise provided in the prior sentence, this Release sets forth the entire agreement between the parties and supersedes and all prior agreements or understandings in connection with the subject matters of this Release, and the parties hereto agree that all continuing and future obligations under the Purchase Documents are terminated upon the effectiveness of this Release.

         It is agreed between Cypher and each of David Mundy and Jack Mundy that in relation to the release of any claim Jack Mundy and David Mundy may have in respect of their Service Agreements, the conditions set forth in section 140 of the Employment Protection (Consolidation) Act 1978 regulating compromise agreements are satisfied.

         The effectiveness of this Release is contingent upon the execution and completion of a definitive purchase agreement relating to the distribution software product by and between Platinum and Strategic Advantage Software Corporation.

         PSC has not assigned any of the warranties under the Purchase Agreement, nor does the sale referred to in Recital D above assign such warranties.

         This Release is governed by and shall be construed in accordance with the laws of England. If any provision of this Release is held by a court of competent jurisdiction to be invalid, void or unenforceable for any reason, the remaining provisions not so declared shall nevertheless continue in full force and effect, but shall be construed in a manner so as to effectuate the intent of this Release as a whole, notwithstanding such stricken provision or provisions.

         The parties hereto hereby submit to the exclusive jurisdiction of the High Court of Justice in England in relation to any claim, dispute or difference which may arise hereunder.

         IN WITNESS WHEREOF, the parties have executed this Deed of Release as their deed and delivered it on the date first above written.

                                       PLATINUM SOFTWARE CORPORATION

                                       By:   __________________________________

                                       Its:  __________________________________


                                       Executed as a Deed by
                                       CYPHER BUSINESS SYSTEMS, LTD., acting by

                                       ________________________________________
                                       (a director) and

                                       ________________________________________
                                       (a second director/company secretary)


                                       Executed as a Deed by
                                       SLATERSHELFCO 173 LIMITED, acting by

                                       ________________________________________
                                       (a director) and

                                       ________________________________________
                                       (a second director/company secretary)


                                       The Common Seal of
                                       ABACUS TRUSTEES (JERSEY) LIMITED
                                       was herein affixed in the presence of:

                                       ________________________________________
                                       Director

                                       ________________________________________
                                       Authorized Signatory

                                       The Common Seal of
                                       WHITELEY TRUSTEES LIMITED was
                                       herein affixed in the presence of:

                                       _________________________________________
                                       Director

                                       _________________________________________
                                       Authorized Signatory

                                       Having read, understood and received
                                       independent legal advice on this Deed of Release I accept the above-mentioned terms and conditions

                                       _________________________________________
                                       Executed as a Deed by Jack Mundy
                                       in the presence of:

                                               _________________________________
                                               Witness' Signature

                                               _________________________________
                                               Witness' Name

                                               _________________________________
                                               Witness' Address


                                               _________________________________
                                               Witness' Occupation

                                       I have advised Mr. Jack Mundy fully as to the terms and effect of this Deed of Release and in particular its effect on his ability to pursue his rights before an industrial tribunal.

                                       _________________________________________
                                       Signed by [                      ], an
                                       independent solicitor of the Supreme
                                       Court of Judicature of England and Wales.

                                       Having read, understood and received
                                       independent legal advice on this Deed of Release I accept the above-mentioned terms and conditions

                                       _________________________________________
                                       Executed as a Deed by David Mundy in the presence of:

                                                  ______________________________
                                                  Witness' Signature

                                                  ______________________________
                                                  Witness' Name

                                                  ______________________________
                                                  Witness' Address

                                                  ______________________________
                                                  Witness' Occupation

                                       I have advised Mr. David Mundy fully as
                                       to the terms and effect of this Deed of
                                       Release and in particular its effect on
                                       his ability to pursue his rights before
                                       an industrial tribunal.

                                       _________________________________________
                                       Signed by [                    ], an
                                       independent solicitor of the Supreme
                                       Court of Judicature of England and Wales.

                                   EXHIBIT E

                       FORM OF OPINION OF BUYER'S COUNSEL


      1. The Buyer is a company duly incorporated, validly existing and in good standing under the laws of the State of Wisconsin. The Buyer has the corporate power and authority to own its properties and assets, to carry on its business as presently conducted and to enter into the Purchase Agreement, the Royalty Note-No. 1, the Royalty Note-No. 2, the Tangible Assets Promissory Note, the Security Agreement, (the "Transaction Documents"), and to perform its obligations under the Transaction Documents.

      2. Each of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the Buyer and has been duly executed and delivered by the Buyer. Each of the Transaction Documents is a legal, valid and binding obligation of the Buyer enforceable against it in accordance with its respective terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting rights or creditors, and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity of law.

      3. The execution and delivery of the Transaction Documents and the performance by the Buyer of their respective terms (a) will not breach or result in a violation of the Buyer's charter documents, or any judgment, order or decree of any court or arbitrator, known to us, to which the Buyer is a party or is subject, and (b) will not constitute a material breach of the terms, conditions or provisions of, or constitute a default under, any material contract, undertaking, indenture or other agreement or instrument known to such counsel to which the Buyer is a party or by which it is bound.

      4. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required in connection with the valid execution, delivery and performance by the Buyer of the Transaction Documents, other than such consents, approvals, authorizations, designations, declarations or filings as have been made or obtained on or before the date hereof or which are not required to be made or obtained until after the date hereof.

      5. Except as disclosed in the Purchase Agreement or the Exhibits and Schedules delivered by the Buyer in connection therewith, there is, to such counsel's current actual knowledge, no action, suit or proceeding pending against the Buyer or its properties in any court or before any governmental authority or agency, or arbitration board or tribunal, (a) which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the Agreement or any of the transactions contemplated thereby, or (b) which, if adversely determined, could have a material adverse effect on the Buyer or its business or properties.

      6. The provisions of the Security Agreement are sufficient to create a security interest in those items and types of Collateral in which a security interest may be created under Article 9 of the Wisconsin Uniform Commercial Code (the "Article 9 Collateral"). The UCC-1 Financing Statement of the Buyer in the form presented to such counsel is in adequate and legally sufficient form with regard to Article 9 Collateral for which perfection may occur by the filing of a UCC-1 Financing Statement with the Secretary of State of Wisconsin. The place for filing such

UCC-1 Financing Statement for Article 9 Collateral, for which perfection may occur by the filing of a UCC-1 Financing Statement, other than fixtures, is with the Secretary of State for the State of Wisconsin in accordance with the provisions of the Wisconsin Uniform Commercial Code.

                                   EXHIBIT F-1

                 BILL OF SALE, GENERAL CONVEYANCE AND ASSIGNMENT

         This Bill of Sale, General Conveyance and Assignment, dated as of March ___, 1996, between CYPHER BUSINESS SYSTEMS, LTD., a corporation organized and existing under the laws of England and Wales (the "Assignor"), and STRATEGIC ADVANTAGE SOFTWARE CORPORATION, a Wisconsin corporation (the "Buyer"), is executed pursuant to that certain Agreement of Purchase and Sale of Assets dated as of February 29, 1996 (the "Agreement"), among Assignor, Platinum Software Corporation and Slatershelfco 173 Limited (collectively, the "Seller") and the Buyer. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

                               W I T N E S S E T H

         That for consideration set forth in the Agreement to be delivered to Seller, the receipt and sufficiency of which is hereby acknowledged by Seller, Assignor hereby sells, conveys, assigns, transfers, set over and delivers to and vests in Buyer, its successors and assigns forever, those Purchased Assets (excluding the Tangible Assets and the Miscellaneous Assets) as described in the Agreement and the schedules thereto, free and clear of all liens, encumbrances, liabilities, obligations, claims, security interests or rights of third parties. The Purchased Assets (excluding the Tangible Assets and the Miscellaneous Assets) shall consist of the following: (a) exclusive title and all rights to the intellectual property relating to Distribution Product, including all source code, object code, work-in-progress and developments with respect thereto; and
(b) tradenames, trademarks, service marks and copyrights (including registrations, licenses and applications pertaining thereto) identified in
Schedule 1.1(b) to the Agreement together with all goodwill associated therewith. Subject to the provisions of the Agreement, Assignor represents that Assignor owns the Purchased Assets free and clear of all liens and encumbrances, that Assignor has good right to sell same and Assignor will warrant and defend same against claims and demands of all persons.

         Assignor shall from time to time after the Closing, at the Buyer's request and without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment, and take such other action as the Buyer may require more effectively to transfer, convey and assign to and vest in Buyer, and to put Buyer into possession of any property untransferred, conveyed, assigned and delivered hereunder.

         This Bill of Sale, General Conveyance and Assignment is executed as its deed by and shall be binding upon Assignor and its successors and assigns, and for the purposes and use as set forth and referred to above, effective as of the date and year first above written.

                                    Executed as a deed by CYPHER BUSINESS
                                    SYSTEMS, LTD. acting by

                                    By: ________________________________________
                                        (a director) and

                                        ________________________________________
                                        (a second director/company secretary)

                                   EXHIBIT F-2

                 BILL OF SALE, GENERAL CONVEYANCE AND ASSIGNMENT

         This Bill of Sale, General Conveyance and Assignment, dated as of March ___, 1996, between PLATINUM SOFTWARE CORPORATION, a Delaware corporation (the "Assignor"), and STRATEGIC ADVANTAGE SOFTWARE CORPORATION, a Wisconsin corporation (the "Buyer"), is executed pursuant to that certain Agreement of Purchase and Sale of Assets dated as of February 29, 1996 (the "Agreement"), among Assignor, Cypher Business Systems, Ltd. and Slatershelfco 173 Limited (collectively, the "Seller") and the Buyer. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

                               W I T N E S S E T H

         That for consideration set forth in the Agreement to be delivered to Seller, the receipt and sufficiency of which is hereby acknowledged by Seller, Assignor hereby sells, conveys, assigns, transfers, set over and delivers to and vests in Buyer, its successors and assigns forever, those Purchased Assets (excluding the Tangible Assets and the Miscellaneous Assets) as described in the Agreement and the schedules thereto, free and clear of all liens, encumbrances, liabilities, obligations, claims, security interests or rights of third parties. The Purchased Assets (excluding the Tangible Assets and the Miscellaneous Assets) shall consist of the following: (a) exclusive title and all rights to the intellectual property relating to Distribution Product, including all source code, object code, work-in-progress and developments with respect thereto; and
(b) tradenames, trademarks, service marks and copyrights (including registrations, licenses and applications pertaining thereto) identified in
Schedule 1.1(b) to the Agreement together with all goodwill associated therewith. Subject to the provisions of the Agreement, Assignor represents that Assignor owns the Purchased Assets free and clear of all liens and encumbrances, that Assignor has good right to sell same and Assignor will warrant and defend same against claims and demands of all persons.

         Assignor shall from time to time after the Closing, at the Buyer's request and without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment, and take such other action as the Buyer may require more effectively to transfer, convey and assign to and vest in Buyer, and to put Buyer into possession of any property untransferred, conveyed, assigned and delivered hereunder.

         This Bill of Sale, General Conveyance and Assignment is executed by and shall be binding upon Assignor and its successors and assigns, and for the purposes and use as set forth and referred to above, effective as of the date and year first above written.

                                        PLATINUM SOFTWARE CORPORATION

                                        By:___________________________________

                                        Its:__________________________________

                                   EXHIBIT F-3

                 BILL OF SALE, GENERAL CONVEYANCE AND ASSIGNMENT

         This Bill of Sale, General Conveyance and Assignment, dated as of March ___, 1996, between SLATERSHELFCO 173 LIMITED, a corporation organized and existing under the laws of England and Wales (the "Assignor"), and STRATEGIC ADVANTAGE CORPORATION, a Wisconsin corporation, (the "Buyer") is executed pursuant to that certain Agreement of Purchase and Sale of Assets dated as of February 29, 1996 (the "Agreement"), among Assignor, Cypher Business Systems, Ltd. and Platinum Software Corporation (collectively, the "Seller") and the Buyer. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

                               W I T N E S S E T H

         That for consideration set forth in the Agreement to be delivered to Seller, the receipt and sufficiency of which is hereby acknowledged by Seller, Assignor hereby sells, conveys, assigns, transfers, set over and delivers to and vests in Buyer, its successors and assigns forever, those Purchased Assets (excluding Tangible Assets and the Miscellaneous Assets) as described in the Agreement and the schedules thereto, free and clear of all liens, encumbrances, liabilities, obligations, claims, security interests or rights of third parties. The Purchased Assets (excluding the Tangible Assets and the Miscellaneous Assets) shall consist of the following: (a) exclusive title and all rights to the intellectual property relating to Distribution Product, including all source code, object code, work-in-progress and developments with respect thereto; and
(b) tradenames, trademarks, service marks and copyrights (including registrations, licenses and applications pertaining thereto) identified in
Schedule 1.1(b) to the Agreement together with all goodwill associated therewith. Subject to the provisions of the Agreement, Assignor represents that Assignor owns the Purchased Assets free and clear of all liens and encumbrances, that Assignor has good right to sell same and Assignor will warrant and defend same against claims and demands of all persons.

         Assignor shall from time to time after the Closing, at the Buyer's request and without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment, and take such other action as the Buyer may require more effectively to transfer, convey and assign to and vest in Buyer, and to put Buyer into possession of any property untransferred, conveyed, assigned and delivered hereunder.

         This Bill of Sale, General Conveyance and Assignment is executed as its deed by and shall be binding upon Assignor and its successors and assigns, and for the purposes and use as set forth and referred to above, effective as of the date and year first above written.

                                 Executed as a deed by SLATERSHELFCO 173 LIMITED acting by

                                 By: ___________________________________________
                                     (a director) and

                                     ___________________________________________
                                     (a second director/company secretary)

                                                                      EXHIBIT G


                 [STRADLING, YOCCA, CARLSON & RAUTH LETTERHEAD]


                                 March __, 1996



Strategic Advantage Software Corporation
c/o DeWitt Ross & Stevens
8000 Excelsior Drive, Suite 401
Madison, Wisconsin  53717

             RE:   Platinum Software Corporation

Ladies and Gentlemen:

      We have acted as counsel to Platinum Software Corporation, a Delaware corporation (the "Company"), in connection with the execution and delivery by the Company of that certain Agreement of Purchase and Sale of Assets, dated as of February 29, 1996 (the "Agreement") among the Company, Cypher Business Systems, Ltd., a corporation organized under the laws of England and Wales, Slatershelfco 173 Limited, a corporation organized under the laws of England and Wales and Strategic Advantage Software Corporation, a Wisconsin corporation (the "Buyer"). This opinion is being delivered pursuant to Section 11.10 of the Agreement. Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings assigned to them in the Agreement.

      In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed that, except for the Agreement and the documents required or contemplated thereby, there are no other documents or agreements between the Company and Buyer which would expand or otherwise modify the respective rights and obligations of the Company or Buyer as set forth in the Agreement and the documents required or contemplated thereby.

      We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and the genuineness of all signatures. We have also assumed that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments

Strategic Advantage Software Corporation
March __,1996
Page 2


have been duly authorized by all requisite action, executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

      As to questions of fact material to our opinions, we have relied upon the representations of each party made in the Agreement and other documents and certificates delivered in connection therewith, certificates of officers of the Company, and certificates and advices of public officials and we have made no independent investigation of such matters.

      Whenever a statement herein is qualified by "known to us," "to our current actual knowledge," or similar phrase, it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the transaction described in the introductory paragraph hereof. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

      Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own its properties and assets, to carry on its business as presently conducted and to enter into the Agreement and the Bill of Sale, General Conveyance and Assignment (the "Transaction Documents"), and to perform its obligations under the Transaction Documents.

      2. Each of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company. Each of the Transaction Documents is a legal, valid and binding obligation of the Company enforceable against it in accordance with its respective terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting rights of creditors, and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or law.

      3. The execution and delivery of the Transaction Documents and the performance by the Company of their respective terms (a) will not breach or result in a violation of the Company's Certificate of Incorporation or Bylaws, or any judgment, order or decree of any court or arbitrator, known to us, to which the company is a party or is subject, and (b) will not constitute a material breach of the terms, conditions or provisions of, or constitute a default under, any material contract,

Strategic Advantage Software Corporation
March __, 1996
Page 3


undertaking, indenture or other agreement or instrument filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

      4. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required in connection with the valid execution, delivery and performance by the Company of the Transaction Documents, other than such consents, approvals, authorizations, designations, or filings listed in the Agreement and Schedule 5.3 thereto or as have been made or obtained on or before the date hereof or which are not required to be made or obtained until after the date hereof.

      5. Except as disclosed in the Agreement or the Exhibits and Schedules delivered by the Company in connection therewith, there is, to our current actual knowledge, no action, suit or proceeding pending against the Company or its properties in any court or before any governmental authority or agency, or arbitration board or tribunal, (a) which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the Agreement or any of the transactions contemplated thereby or (b) which if adversely determined could have a material adverse effect on the Company, or its business or properties.

      We expressly do not comment upon or render any opinion with respect to any documents referenced in the Transaction Documents.

      We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, any laws other than the laws of the State of California, the General Corporation Law of Delaware and federal law.

      The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by any other person without our prior written consent.


                                       Very truly yours,

                                       /s/ Stradling, Yocca, Carlson & Rauth
                                       -------------------------------------
                                       STRADLING, YOCCA, CARLSON & RAUTH